    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2001
                                                          REGISTRATION NO. 333-
                                             REGISTRATION NOS. 333- THROUGH 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             Sonic Automotive, Inc.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                    5511                                   56-2010790
(State or Other Jurisdiction of        (Primary Standard Industrial )                    (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number                  Identification Number)

                        5401 East Independence Boulevard
                                 P.O. Box 18747
                         Charlotte, North Carolina 28212
                            Telephone: (704) 532-3320
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Mr. Stephen K. Coss
                       Vice President and General Counsel
                        5401 East Independence Boulevard
                                 P.O. Box 18747
                         Charlotte, North Carolina 28212
                            Telephone: (704) 532-3320
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                     --------------------------------------

                                   Copies to:

                             Brian T. Atkinson, Esq.
                         Thomas H. O'Donnell, Jr., Esq.
                             Moore & Van Allen PLLC
                       100 North Tryon Street, Suite 4700
                      Charlotte, North Carolina 28202-4003
                            Telephone: (704) 331-1000

                         ------------------------------


            Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         -------------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                               Proposed              Proposed
                                                                               Maximum               Maximum
                                                      Amount                   Offering             Aggregate         Amount of
Title of each class of securities to be               To be                     Price                Offering        Registration
          registered                               Registered(1)              Per Unit(1)             Price(1)            Fee
------------------------------------------------------------------------------------------------------------------------------------
11% Senior Subordinated Notes due                   200,000                    1,000              $200,000,000        $47,800
       2008, Series D                                 --                        --                    --                --
Guarantees of 11% Senior Subordinated
Notes due 2008,Series D(2)(3)
------------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of Regulation C of the Securities Act of 1933, as amended.

     (2) Each Registrant other than Sonic Automotive, Inc. is a subsidiary of Sonic Automotive, Inc. and is guaranteeing payment of the notes. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the guarantees.

     (3) No separate consideration will be received for the guarantees of the notes by the subsidiaries of Sonic Automotive, Inc.


            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective in such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

                                           Subsidiary                           State of                        IRS
                                           ----------                           --------                        ---
                                                                                Organization                    Employer
                                                                                ------------                    --------
                                                                                                                ID No.
                                                                                                                ------
Autobahn, Inc ............................................................      California                      94-3124481
Capitol Chevrolet and Imports, Inc. ......................................      Alabama                         63-1204447
Cobb Pontiac Cadillac, Inc ...............................................      Alabama                         63-1012553
FA Service Corporation ...................................................      California                      94-3285891
FAA Auto Factory, Inc. ...................................................      California                      94-3285893
FAA Beverly Hills, Inc. ..................................................      California                      95-4673054
FAA Capitol F, Inc. ......................................................      California                      94-3350030
FAA Capitol N, Inc. ......................................................      California                      64-3279958
FAA Concord H, Inc. ......................................................      California                      94-3264558
FAA Concord N, Inc. ......................................................      California                      94-3266151
FAA Concord T, Inc. ......................................................      California                      94-1730939
FAA Dublin N, Inc. .......................................................      California                      94-3267515
FAA Dublin VWD, Inc. .....................................................      California                      94-3267514
FAA Holding Corp. ........................................................      California                      94-3338764
FAA Las Vegas H, Inc. ....................................................      Nevada                          94-3330754
FAA Marin D, Inc. ........................................................      California                      94-3320521
FAA Marin F, Inc. ........................................................      California                      95-4746388
FAA Marin LR, Inc. .......................................................      California                      94-3345068
FAA Poway D, Inc. ........................................................      California                      94-3264557
FAA Poway G, Inc. ........................................................      California                      33-0792049
FAA Poway H, Inc. ........................................................      California                      94-3265895
FAA Poway T, Inc. ........................................................      California                      94-3266152
FAA San Bruno, Inc. ......................................................      California                      94-3264556
FAA Santa Monica V, Inc. .................................................      California                      95-4746387
FAA Serramonte, Inc. .....................................................      California                      94-3264554
FAA Serramonte H, Inc. ...................................................      California                      94-3293588
FAA Serramonte L, Inc. ...................................................      California                      94-3264555
FAA Stevens Creek, Inc. ..................................................      California                      94-3264553
FAA Torrance CPJ, Inc. ...................................................      California                      98-4746385
FirstAmerica Automotive, Inc. ............................................      Delaware                        88-0206732
Fort Mill Ford, Inc. .....................................................      South Carolina                  62-1289609
Franciscan Motors, Inc. ..................................................      California                      77-0112132
Freedom Ford, Inc. .......................................................      Florida                         59-2214873
Frontier Oldsmobile-Cadillac, Inc. .......................................      North Carolina                  56-1621461
HMC Finance Alabama, Inc. ................................................      Alabama                         56-2198417
Kramer Motors Incorporated ...............................................      California                      95-2092777
L Dealership Group, Inc. .................................................      Texas                           94-1719069
Marcus David Corporation .................................................      North Carolina                  56-1708384
Philpott Motors, Ltd. ....................................................      Texas                           76-0608365
Riverside Nissan, Inc. ...................................................      Oklahoma                        73-1079837
Royal Motor Company, Inc. ................................................      Alabama                         63-1012554
Santa Clara Imported Cars, Inc. ..........................................      California                      94-1705756
Smart Nissan, Inc. .......................................................      California                      94-3256136
Sonic Automotive-Bondesen, Inc. ..........................................      Florida                         59-3552436
Sonic Automotive of Chattanooga, LLC .....................................      Tennessee                       62-1708471
Sonic Automotive-Clearwater, Inc. ........................................      Florida                         59-3501017
Sonic Automotive Collision Center of Clearwater, Inc. ....................      Florida                         59-3501024
Sonic Automotive F&I, LLC ................................................      Nevada                          88-0444271
Sonic Automotive of Georgia, Inc. ........................................      Georgia                         58-2399219
Sonic Automotive of Nashville, LLC .......................................      Tennessee                       62-1708481
Sonic Automotive of Nevada, Inc. .........................................      Nevada                          88-0378636
Sonic Automotive Servicing Company, LLC ..................................      Nevada                          88-0443690

Sonic Automotive of Tennessee, Inc. .......................................     Tennessee                       62-1710960
Sonic Automotive of Texas, L.P. ...........................................     Texas                           78-0586658
Sonic Automotive West, LLC ................................................     Nevada                          88-0444344
Sonic Automotive-1307 N. Dixie Hwy., NSB, Inc. ............................     Florida                         59-3523302
Sonic Automotive-1400 Automall Drive, Columbus, Inc .......................     Ohio                            31-1604259
Sonic Automotive-1455 Automall Drive, Columbus, Inc. ......................     Ohio                            31-1604276
Sonic Automotive-1495 Automall Drive, Columbus, Inc. ......................     Ohio                            31-1604281
Sonic Automotive-1500 Automall Drive, Columbus, Inc. ......................     Ohio                            31-1604285
Sonic Automotive-1720 Mason Ave., DB, Inc. ................................     Florida                         59-3523303
Sonic Automotive-1720 Mason Ave., DB, LLC .................................     Florida                         57-1072509
Sonic Automotive-1919 N. Dixie Hwy., NSB, Inc. ............................     Florida                         59-3523301
Sonic Automotive-21699 U.S. Hwy 19 N., Inc. ...............................     Florida                         59-3501021
Sonic Automotive-241 Ridgewood Ave., HH, Inc. .............................     Florida                         59-3523304
Sonic Automotive 2424 Laurens Rd., Greenville, Inc. .......................     South Carolina                  58-2384994
Sonic Automotive-2490 South Lee Highway, LLC ..............................     Tennessee                       62-1708486
Sonic Automotive 2752 Laurens Rd., Greenville, Inc. .......................     South Carolina                  58-2384996
Sonic Automotive-3401 N. Main, TX, L.P. ...................................     Texas                           76-0586794
Sonic Automotive-3700 West Broad Street, Columbus, Inc. ...................     Ohio                            31-1604296
Sonic Automotive-3741 S. Nova Rd., PO, Inc. ...............................     Florida                         59-3532504
Sonic Automotive-4000 West Broad Street, Columbus, Inc. ...................     Ohio                            31-1604301
Sonic Automotive-4701 I-10 East, TX, L.P. .................................     Texas                           76-0586659
Sonic Automotive-5221 I-10 East, TX, L.P. .................................     Texas                           76-0586795
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC .....................     Georgia                         62-1716095
Sonic Automotive-5585 Peachtree Industrial Blvd., LLC .....................     Georgia                         58-2459799
Sonic Automotive-6008 N. Dale Mabry, FL, Inc. .............................     Florida                         59-3535965
Sonic Automotive-6025 International Drive, LLC ............................     Tennessee                       62-1708490
Sonic Automotive-9103 E. Independence, NC, LLC ............................     North Carolina                  56-2103562
Sonic-2185 Chapman Rd., Chattanooga, LLC ..................................     Tennessee                       56-2126660
Sonic- Bethany H, Inc. ....................................................     Oklahoma                        73-1620712
Sonic - Buena Park H, Inc. ................................................     California                      33-0978079
Sonic-Camp Ford, L.P. .....................................................     Texas                           76-0613472
Sonic - Capital Chevrolet, Inc. ...........................................     Ohio                            31-0743366
Sonic-Carrollton V, L.P. ..................................................     Texas                           75-2896744
Sonic-Classic Dodge, Inc. .................................................     Alabama                         56-2139902
Sonic - Coast Cadillac, Inc. ..............................................     California                      95-4711579
Sonic-Development, LLC ....................................................     North Carolina                  56-2140030
Sonic - Fort Mill Chrysler Jeep, Inc. .....................................     South Carolina                  56-2044964
Sonic - Fort Mill Dodge, Inc. .............................................     South Carolina                  58-2285505
Sonic-FM Automotive, LLC ..................................................     Florida                         59-3535971
Sonic-FM , Inc. ...........................................................     Florida                         65-0938819
Sonic-FM Nissan, Inc. .....................................................     Florida                         65-0938818
Sonic-FM VW, Inc. .........................................................     Florida                         65-0938821
Sonic-Fort Worth T, L.P ...................................................     Texas                           75-2897202
Sonic-Freeland, Inc. ......................................................     Florida                         65-0938812
Sonic-Global Imports, L.P. ................................................     Georgia                         58-2436174
Sonic-Glover, Inc. ........................................................     Oklahoma                        74-2936323
Sonic - Harbor City H, Inc. ...............................................     California                      95-4876347
Sonic - Houston V, L.P. ...................................................     Texas                           76-0684038
Sonic-Integrity Dodge LV, LLC .............................................     Nevada                          88-0430677
Sonic - Lake Norman Chrysler Jeep, LLC ....................................     North Carolina                  56-2044997
Sonic - Lake Norman Dodge, LLC ............................................     North Carolina                  56-2044965
Sonic-Las Vegas C East, LLC ...............................................     Nevada                          88-0470273
Sonic-Las Vegas C West, LLC ...............................................     Nevada                          88-0470284
Sonic-Lloyd Nissan, Inc. ..................................................     Florida                         59-3560057
Sonic-Lloyd Pontiac-Cadillac, Inc. ........................................     Florida                         59-3560058
Sonic - LS Chevrolet, L.P. ................................................     Texas                           76-0594652
Sonic - LS, LLC ...........................................................     Delaware                        Not applicable

Sonic-Lute Riley, L. P. ....................................................    Texas                           75-2812871
Sonic-Manhattan Fairfax, Inc. ..............................................    Virginia                        52-2173072
Sonic-Manhattan Waldorf, Inc. ..............................................    Maryland                        52-2172032
Sonic-Montgomery FLM, Inc. .................................................    Alabama                         56-2169250
Sonic-Newsome Chevrolet World, Inc. ........................................    South Carolina                  57-1077344
Sonic-Newsome of Florence, Inc. ............................................    South Carolina                  57-1077343
Sonic-North Charleston, Inc. ...............................................    South Carolina                  58-2460639
Sonic-North Charleston Dodge, Inc. .........................................    South Carolina                  58-2479700
Sonic - Park Place A, L.P. .................................................    Texas                           75-2963437
Sonic Peachtree Industrial Blvd., L.P. .....................................    Georgia                         56-2089761
Sonic-Reading, L.P. ........................................................    Texas                           76-0605765
Sonic-Richardson F, L.P. ...................................................    Texas                           75-2901775
Sonic-Riverside, Inc. ......................................................    Oklahoma                        73-1574888
Sonic-Riverside Auto Factory, Inc. .........................................    Oklahoma                        73-1591124
Sonic-Rockville Imports, Inc. ..............................................    Maryland                        52-2172034
Sonic-Rockville Motors, Inc. ...............................................    Maryland                        52-2172033
Sonic-Sam White Nissan, L.P. ...............................................    Texas                           76-0597722
Sonic-Shottenkirk, Inc. ....................................................    Florida                         56-3575773
Sonic-Stevens Creek B, Inc. ................................................    California                      94-2261540
Sonic-Superior Oldsmobile, LLC .............................................    Tennessee                       56-2122487
Sonic of Texas, Inc. .......................................................    Texas                           78-0586661
Sonic Resources, Inc. ......................................................    Nevada                          Not applicable
Sonic-Volvo LV, LLC ........................................................    Nevada                          88-0437180
Sonic - West Covina T, Inc. ................................................    California                      95-4876089
Sonic - West Reno Chevrolet, Inc. ..........................................    Oklahoma                        73-1618268
Sonic-Williams Buick, Inc. .................................................    Alabama                         63-1213085
Sonic-Williams Cadillac, Inc. ..............................................    Alabama                         63-1213084
Sonic-Williams Imports, Inc. ...............................................    Alabama                         63-1213083
Sonic-Williams Motors, LLC .................................................    Alabama                         63-1213161
Speedway Chevrolet, Inc. ...................................................    Oklahoma                        73-1590233
SRE Alabama-2, LLC .........................................................    Alabama                         56-2202484
SRE Alabama-3, LLC .........................................................    Alabama                         56-2206042
SRealEstate Arizona-1, LLC .................................................    Arizona                         86-0996112
SRealEstate Arizona-2, LLC .................................................    Arizona                         88-0468215
SRealEstate Arizona-3, LLC .................................................    Arizona                         88-0468217
SRealEstate Arizona-4, LLC .................................................    Arizona                         88-0468213
SRE Florida-1, LLC .........................................................    Florida                         58-2560889
SRE Florida-2, LLC .........................................................    Florida                         58-2560900
SRE Florida-3, LLC .........................................................    Florida                         58-2560868
SRE Georgia-1, L.P. ........................................................    Georgia                         58-2560891
SRE Georgia-2, L.P. ........................................................    Georgia                         58-2555514
SRE Georgia-3, L.P. ........................................................    Georgia                         58-2554985
SRE Holding, LLC ...........................................................    North Carolina                  56-2198745
SRE Nevada-1, LLC ..........................................................    Nevada                          88-0468209
SRE Nevada-2, LLC ..........................................................    Nevada                          88-0465280
SRE Nevada-3, LLC ..........................................................    Nevada                          88-0465279
SRE South Carolina-2, LLC ..................................................    South Carolina                  58-2560892
SRE Tennessee-1, LLC .......................................................    Tennessee                       56-2200186
SRE Tennessee-2, LLC .......................................................    Tennessee                       56-2202429
SRE Tennessee-3, LLC .......................................................    Tennessee                       56-2202479
SRE Texas-1, L.P. ..........................................................    Texas                           74-2962385
SRE Texas-2, L.P. ..........................................................    Texas                           74-2963860
SRE Texas-3, L.P. ..........................................................    Texas                           74-2963859
SRE Virginia-1, LLC ........................................................    Virginia                        52-2252370
Stevens Creek Cadillac, Inc. ...............................................    California                      77-0093380
Town and Country Chrysler-Plymouth-Jeep, LLC ...............................    Tennessee                       62-1708483
Town and Country Dodge of Chattanooga, LLC .................................    Tennessee                       62-1708487
Town and Country Ford, Incorporated ........................................    North Carolina                  56-0887416

Town and Country Ford of Cleveland, LLC .....................................   Tennessee                       62-1708484
Town and Country Jaguar, LLC ................................................   Tennessee                       62-1708491
Transcar Leasing, Inc. ......................................................   California                      94-2713550
Village Imported Cars, Inc. .................................................   Maryland                        52-0896186
Windward, Inc. ..............................................................   Hawaii                          94-2659042


      The primary standard industrial classification of all of the additional registrants is 5511. The principal executive offices of all of the additional registrants is 5401 East Independence Boulevard, Charlotte, North Carolina 28212. Their telephone number is (704) 532-3320.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    THIS PROSPECTUS IS SUBJECT TO COMPLETION,
                             DATED DECEMBER 14, 2001
      PROSPECTUS

                                  [SONIC LOGO]

                    Offer to Exchange All of Our Outstanding
           Registered 11% Senior Subordinated Notes Due 2008, Series B
                                       And
          Unregistered 11% Senior Subordinated Notes Due 2008, Series C
                                       For
           Registered 11% Senior Subordinated Notes Due 2008, Series D

      We are offering to exchange all of our outstanding 11% Senior Subordinated Notes Due 2008, Series B and 11% Senior Subordinated Notes Due 2008, Series C for $200.0 million in aggregate principal amount of our 11% Senior Subordinated Notes Due 2008, Series D.

      The Series B notes were issued in a registered offering on December 10, 1998. As of the date of this prospectus, there is $125.0 million in aggregate principal amount of Series B notes outstanding. The Series C notes were issued in a private offering on November 19, 2001. As of the date of this prospectus, there is $75.0 million in aggregate principal amount of Series C notes outstanding.

      The terms of the Series B and Series C notes are identical in all material respects. The terms of the Series D notes will be identical in all material respects to the Series B and Series C notes.

      When issued, the Series D notes will be registered under the Securities Act of 1933, as amended, and will contain no legends restricting their transfer. If all of the Series B and Series C notes are exchanged for Series D notes in this exchange offer, we will have a single series of registered notes outstanding with an aggregate principal amount of $200.0 million.

      This offer expires at 5:00 p.m., New York City time, on ___________, 2002, unless extended.

      The exchange offer for the Series B notes is conditioned upon valid tenders of at least $50.0 million in aggregate principal amount of Series B notes. The exchange offer for the Series C notes is not subject to this condition. Validly tendered Series C notes will be exchanged regardless of the aggregate principal amount of Series B notes tendered for exchange.

      You should carefully review the procedures for tendering Series B or Series C notes under the caption "The Exchange Offer" beginning on page 27 of this prospectus. If you do not comply with these procedures, we may not exchange your Series B or Series C notes for Series D notes.

      If you currently hold Series B notes and fail to validly tender them, then you will continue to hold registered Series B notes, but the total principal amount of the Series B notes outstanding may be reduced by the exchange offer. This may reduce the liquidity of the Series B notes after the exchange offer.

      If you currently hold Series C notes and fail to validly tender them, then you will continue to hold unregistered Series C notes and your ability to transfer them will be subject to transfer restrictions, which could adversely affect your ability to transfer Series C notes.

      Although the Series D notes will be registered, we do not intend to list them on any securities exchange and, consequently, do not anticipate an active public market for the Series D notes.

      BOTH ACCEPTANCE AND REJECTION OF THIS EXCHANGE OFFER INVOLVE RISKS. SOME OF THE RISKS ASSOCIATED WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE SERIES D NOTES OFFERED THROUGH THIS PROSPECTUS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is       , 2002

                               TABLE OF CONTENTS

                                                                            Page

      Prospectus Summary ................................................      1
      Risk Factors ......................................................     11
      The Exchange Offer ................................................     27
      Selected Consolidated Financial Data ..............................     35
      Description of Notes ..............................................     37
      Material United States Federal Income Tax Considerations ..........     73
      Plan of Distribution ..............................................     73
      Legal Matters .....................................................     73
      Experts ...........................................................     74




                 WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

      This prospectus incorporates business and financial information about us that is not included or delivered with the document. This information is included in annual, quarterly and current reports, proxy statements and other information we file with the Securities and Exchange Commission (the "Commission"). You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission's Public Reference Room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. Copies may be obtained from the Commission upon payment of the prescribed fees. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the Commission. The Commission's web site is http://www.sec.gov. Information that we file with the Commission may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. We will provide upon request a free copy of any or all of the documents incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference) to anyone to whom we provide this prospectus. Written or telephone requests should be directed to Mr. Todd Atenhan, Director of Investor Relations, P.O. Box 18747, Charlotte, North Carolina 28218, Telephone
(888) 766-4218. You must make your request for documents no later than five business days before you make your investment decision concerning our securities to obtain timely delivery of these documents. In addition, you must request this information by ______________, 2002 or at least five business days in advance of the expiration of this exchange offer.

      This prospectus is a part of a Registration Statement on Form S-4 filed with the Commission by Sonic. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of such documents filed as an exhibit to the Registration Statement or such other filing. Copies of the Registration Statement and these exhibits may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission.

      We incorporate by reference into this prospectus the documents listed below and any future filings made with the Commission (including the exhibits filed therewith) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we close this offering or it is otherwise terminated:

      (1)  Our Current Report on Form 8-K dated January 17, 2001;

      (2) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (3) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

      (4) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

      (5) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001;

      (6)  Our Definitive Proxy Statement dated April 4, 2001; and

      (7) The description of our Class A common stock contained in our Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

      The information incorporated by reference is considered to be part of this prospectus and information that we file later with the Commission will automatically update and supersede this information, as applicable.

      Except as otherwise indicated, all references in this prospectus to "we," "us," "our," "our company" or "Sonic" means Sonic Automotive, Inc. and its subsidiaries.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so or
(3) to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus and the information incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any related supplements or amendments contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include words such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals are also forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Litigation Securities Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, or those of our directors or officers, with respect to, among other things:

     o our potential acquisitions;

     o trends in our industry;

     o our financing plans;

     o the effect of the Internet on our business and our ability to implement our Internet business strategy;

     o trends affecting our financial condition or results of operations; and

     o our business and growth strategies.

      You are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could materially adversely affect actual results and performance include those risk factors contained herein and incorporated by reference, such as:

     o local and regional economic conditions in the areas we serve;

     o the level of consumer spending;

     o our relationships with manufacturers;

     o high competition;

     o site selection and related traffic and demographic patterns;

     o inventory management and turnover levels;

     o the effect of the Internet on our business;

     o realization of cost savings; and

     o our success in integrating recent and potential future acquisitions, including integration of acquired information systems.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it does not include all of the information that may be important to you. You should read this entire prospectus and the documents that we incorporate by reference before deciding whether to participate in the exchange.

     Sonic Automotive, Inc. is the second largest automotive retailer in the United States, as measured by total revenue, operating 156 dealership franchises and 29 collision repair centers in 25 metropolitan areas of the United States. We own and operate franchises for 29 different brands of cars and light trucks, providing comprehensive services including sales of both new and used cars and light trucks, replacement parts and vehicle maintenance, warranty, paint and repair services. We also arrange extended warranty contracts and financing and insurance, which we refer to as "F&I," for our automotive customers. Our growth in operations has been strategically focused on high growth metropolitan markets, predominantly in the Southeast, Southwest, Midwest and California, that on average are experiencing population growth that exceeds the national average.

     Each of our dealership locations provides similar products and services, including (1) new car sales, (2) used car sales, (3) parts, service and collision repair and (4) F&I services. As compared to automotive manufacturers, we and other automobile retailers exhibit relatively low earnings volatility. This is primarily due to the differing expense structures between automotive manufacturers and retailers. For the nine months ended September 30, 2001, approximately 38% of our expenses, primarily rent and salaries, were fixed expenses. The majority of our variable expenses are variable, and relate to sales commissions and advertising which can be adjusted as demand patterns change. We believe the diversity of our revenue sources at our full service automotive dealerships and our flexible expense structure mitigate the effects of economic cycles and seasonal influences.

     Our Class A common stock is traded on the New York Stock Exchange under the symbol "SAH." Our principal executive offices are located at 5401 East Independence Blvd., Charlotte, North Carolina 28212, telephone (704) 532-3320. We were incorporated in Delaware in 1997.

                               The Exchange Offer

     On November 19, 2001, we privately placed $75.0 million of 11% Senior Subordinated Notes due 2008, Series C, which we refer to as Series C notes. We sold the Series C notes to the following initial purchasers:

           o Merrill Lynch, Pierce, Fenner & Smith Incorporated; and
           o Banc of America Securities LLC.

     These initial purchasers then sold the Series C notes to qualified institutional investors.

     At the time of the private placement of the Series C notes, we entered into a registration rights agreement with the initial purchasers of the Series C notes. Under the registration rights agreement, we agreed to offer to exchange registered Series D notes for all of our outstanding Series B and Series C notes. We agreed to commence this exchange offer on or before April 3, 2002 and to complete the exchange offer on or before May 3, 2002. If we do not complete this exchange offer on or before April 3, 2002, except under limited circumstances, we must pay liquidated damages to the holders of our Series C notes until the exchange offer is completed.

Securities to be exchanged (see page 27)   On July 31, 1998, we issued $125.0
                                           million in aggregate principal amount
                                           of 11% Senior Subordinated Notes due
                                           2008, Series A in a transaction
                                           exempt from the registration
                                           requirements of the Securities Act of
                                           1933.  On December 10, 1998, pursuant
                                           to a registered exchange offer, we
                                           exchanged all of the outstanding
                                           Series A notes for 11% Senior
                                           Subordinated Notes due 2008,
                                           Series B.  The Series B notes are
                                           currently governed by the terms of an
                                           indenture dated as of July 11, 1998
                                           and are identical in all material
                                           respects to the Series A notes.  As
                                           of the date of this prospectus, there
                                           is $125.0 million in aggregate
                                           principal amount of Series B notes
                                           outstanding.

                                           On November 19, 2001, we issued
                                           $75.0 million in aggregate principal
                                           amount of 11% Senior Subordinated
                                           Notes due 2008, Series C in a
                                           transaction exempt from the
                                           registration requirements of the
                                           Securities Act of 1933. The Series C
                                           notes are currently governed by the
                                           terms of an indenture dated as of
                                           November 19, 2001 and are identical
                                           in all material respects to the
                                           Series B notes. As of the date of
                                           this prospectus, there is $75.0
                                           million in aggregate principal amount
                                           of Series C notes outstanding.


The Exchange Offer (see page 27)......     We are offering to exchange all of
                                           our outstanding Series B notes and
                                           Series C notes for $200.0 million in
                                           aggregate principal amount of our
                                           registered 11% Senior Subordinated
                                           Notes due 2008, Series D.  The terms
                                           of the Series D notes will be
                                           identical in all material respects to
                                           the Series B and Series C notes.  The
                                           Series D notes will be governed by
                                           the terms of an indenture dated as of
                                           November 19, 2001.


Expiration date; extension of tender
  period; termination; and
  amendment (see pages 28 and 33)          This exchange offer will expire at
                                           5:00 p.m. New York City time on
                                           _____________,2002 unless we extend
                                           it. You must tender your outstanding
                                           Series B or Series C notes prior to
                                           ____________, 2002 if you want to
                                           participate in the exchange offer. We
                                           may terminate the exchange offer in
                                           the event of circumstances described
                                           on page__under the caption "Exchange
                                           Offer". We have the right to amend
                                           any of the terms of the exchange
                                           offer subject to our obligations
                                           under the registration rights
                                           agreement.

Conditions for completion of the exchange
   offer (see page 33)...                   The exchange offer is subject to
                                            various conditions. In particular,
                                            we are not obligated to, and will
                                            not, exchange Series D notes for
                                            Series B notes unless at least $50.0
                                            million in aggregate principal
                                            amount of Series B notes are
                                            tendered for exchange (the "Minimum
                                            Exchange Condition"). All conditions
                                            must be satisfied or waived prior to
                                            the expiration of the exchange
                                            offer. We will not waive, or cause
                                            to be waived, the Minimum Exchange
                                            Condition.

Procedures for tendering Series B and
   Series C notes (see page 29)...          We issued the Series B and Series C
                                            notes as global securities. When we
                                            issued the Series B and Series C
                                            notes, we deposited them with U.S.
                                            Bank Trust National Association, as
                                            custodian. U.S. Bank Trust issued
                                            an uncertificated depository
                                            interest in the Series B and
                                            Series C notes, which represent a
                                            100% interest in the Series B and
                                            Series C notes, to The Depository
                                            Trust Corporation,which we refer to
                                            as DTC. Beneficial interests in the
                                            Series B and Series C notes, which
                                            direct or indirect participants in
                                            the DTC hold through uncertificated
                                            depository interests, are shown on
                                            records that the DTC maintains in
                                            book-entry form.

                                            If you wish to participate in the
                                            exchange offer, you must transmit
                                            to U.S. Bank Trust National
                                            Association, which is the exchange
                                            agent, on or before the expiration
                                            of the exchange offer, either:

                                              o  a completed and signed letter
                                                 of transmittal or a facsimile
                                                 thereof, in accordance with the
                                                 instructions contained in this
                                                 prospectus and the letter of
                                                 transmittal,and any other
                                                 documents; or

                                              o  a computer-generated message
                                                 transmitted by means of DTC's
                                                 Automated Tender Offer Program
                                                 system and forming a part of a
                                                 confirmation of book-entry
                                                 transfer in which you
                                                 acknowledge and agree to be
                                                 bound by the terms of the
                                                 letter of transmittal. The
                                                 exchange agent must also
                                                 receive on or prior to the
                                                 expiration of the exchange
                                                 offer either:

                                                 o  a timely confirmation of
                                                    book-entry transfer of your
                                                    outstanding notes into the
                                                    exchange agent's account at
                                                    DTC, in accordance with the
                                                    procedure for book-entry
                                                    transfers; or

                                                 o  the documents necessary for
                                                    compliance with the
                                                    guaranteed delivery
                                                    procedures.

                                             Do not send letters of transmittal
                                             and certificates representing
                                             Series B and Series C notes to us
                                             or to DTC. Send these documents
                                             only to the exchange agent.

Procedures for tendering
certificated Series B and Series C notes
(see page 30)........                     If you are a holder of book-entry
                                          interests in the Series B and
                                          Series C notes, you are entitled to
                                          receive, in limited circumstances, in
                                          exchange for your book-entry
                                          interests, certificated notes which
                                          are in equal principal amounts to your
                                          book-entry interests. No certificated
                                          notes are issued and outstanding as
                                          of the date of this prospectus. If
                                          you acquire certificated Series B and
                                          Series C notes prior to the expiration
                                          of the exchange offer, you must tender
                                          your certificated outstanding notes in
                                          accordance with the procedures
                                          described in this prospectus under the
                                          heading "The Exchange Offer -
                                          Procedures for Tendering -
                                          Certificated Series B and Series C
                                          Notes."

Procedures for tendering
Series B and Series C notes held by a
broker (see page 30)........              If you hold your Series B and
                                          Series C notes through a broker, do
                                          not complete the letter transmittal.
                                          Please contact your broker directly
                                          for instructions on how to
                                          participate in the exchange offer.

Guaranteed delivery procedures
(see page 31).........                    If you wish to tender your Series B
                                          and Series C notes and your Series B
                                          and Series C notes are not immediately
                                          available or you cannot timely deliver
                                          your Series B and Series C notes, the
                                          letter of transmittal or any other
                                          documents required by the letter of
                                          transmittal to the exchange agent, or
                                          you cannot complete the procedure for
                                          book-entry transfer, then on or prior
                                          to the expiration of the exchange
                                          offer you must tender your Series B
                                          and Series C notes according to the
                                          guaranteed delivery procedures set
                                          forth in "The Exchange Offer -
                                          Guaranteed Delivery Procedures."


Withdrawal (see page 32).......           Your tender of Series B or Series C
                                          notes pursuant to this exchange offer
                                          may be withdrawn at any time before
                                          the exchange offer expires.
                                          Withdrawals may not be rescinded. If
                                          you change your mind again, you may
                                          tender your Series B or Series C notes
                                          again by following the exchange offer
                                          procedures before the exchange offer
                                          expires.

Termination of certain rights of the
Series C notes (see page 28)..........    Pursuant to the registration rights
                                          agreement and the terms of the
                                          Series C notes, holders of Series C
                                          notes have certain rights pending the
                                          closing of the exchange offer.  After
                                          the closing of the exchange offer,
                                          holders of Series C notes will not be
                                          entitled to these rights except in
                                          limited circumstances.

Accrued interest (see page 33).....       Interest on the Series D notes will
                                          accrue from the most recent interest
                                          payment date on which interest was
                                          paid on the Series B and Series C
                                          notes.

Resales of Series D notes (see page 31).... Based on interpretations by the
                                            Commission staff, we believe holders
                                            of the Series D notes who are not
                                            broker-dealers, can offer for
                                            resale, resell and otherwise
                                            transfer the Series D notes without
                                            complying with the registration and
                                            prospectus delivery requirements of
                                            the Securities Act of 1933, as
                                            amended if:

                                            o  you acquire the Series D notes in
                                               the ordinary course of your
                                               business;

                                            o  you are not participating, do not
                                               intend to participate and have
                                               no arrangement or understanding
                                               with any person to participate,
                                               in the distribution of the
                                               Series D notes; and

                                            o  you are not an "affiliate" of
                                               Sonic, as defined in Rule 405
                                               under of the Securities Act of
                                               1933.

                                            By executing the letter of
                                            transmittal related to this
                                            offering, or by agreeing to the
                                            terms of the letter of transmittal,
                                            you are representing to us that you
                                            satisfy each of these conditions.
                                            If you do not satisfy these
                                            conditions and you transfer the
                                            Series D notes without delivering
                                            a proper prospectus or without
                                            qualifying for an exemption from the
                                            registration requirements of the
                                            Securities Act of 1933, you may
                                            incur liability under the
                                            Securities Act of 1933.

                                            Our belief that you can offer for
                                            resale, resell and otherwise
                                            transfer the Series D notes
                                            without complying with the
                                            registration and prospectus delivery
                                            requirements of the Securities Act
                                            of 1933 if you meet the conditions
                                            listed above is based on Commission
                                            staff interpretations given to
                                            other, unrelated issuers in other
                                            exchange offers. We will not seek an
                                            Commission staff interpretation in
                                            connection with our exchange offer.
                                            We cannot assure you that the
                                            Commission staff would make a
                                            similar interpretation with respect
                                            to our exchange offer and will not
                                            be responsible for or indemnify you
                                            against any liability you may incur
                                            under the Securities Act.

Delivery of Series D notes
(see pages 29 and 33).......                We will deliver Series D notes by
                                            book-entry transfer as soon as
                                            reasonably practicable after
                                            acceptance of the Series B and
                                            Series C notes. If we do not accept
                                            any of your outstanding Series B or
                                            Series C notes for exchange, we will
                                            return them to you as promptly as
                                            practicable after the expiration or
                                            termination of the exchange offer
                                            without any expense to you.

No appraisal rights (see page 28)...        No appraisal rights are available to
                                            holders of Series B or Series C
                                            notes in connection with the
                                            exchange offer. If you do not tender
                                            your Series B or Series C notes or
                                            we reject your tender, you will not
                                            be entitled to any further
                                            registration rights under the
                                            registration rights agreement,
                                            except under limited circumstances.
                                            Your unexchanged notes will,
                                            however, remain outstanding and
                                            entitled to the benefits of the
                                            indenture.

Prospectus delivery (see page 31).... All broker-dealers must comply with the registration and prospectus delivery
                                      requirements of the Securities Act of
                                      1933. Each broker-dealer that receives
                                      registered notes for its own account
                                      pursuant to the exchange offer must
                                      acknowledge that it will deliver a
                                      prospectus in connection with any resale of the registered notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after consummating the exchange offer we will make this prospectus available to any broker-dealer for use in connection with any resale.

Material United States federal income
tax considerations(see page 73)...... Your exchange of Series B or Series C notes for Series D notes should not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as result of the exchange.

Exchange agent (see page 34).....     U.S. Bank Trust National Association

Risk factors (see page 11)......      You should consider carefully the matters
                                      described in the section entitled "Risk
                                      Factors," as well as the other information included in this prospectus and the documents to which we have referred you.

Legal limitation.........             We are not making any offer to sell, nor
                                      are we soliciting any offer to buy,
                                      securities in any jurisdiction in which
                                      the offer or sale is not permitted.

                          Summary of the Series D Notes

     The following is a brief summary of certain terms of the Series D notes. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus.

Issuer............................  Sonic Automotive, Inc.

Notes offered ....................  $200.0 million aggregate principal amount of
                                    11% senior subordinated notes due 2008,
                                    Series D. The terms of these notes will be identical in all material respects to Series B and Series C notes.

Interest rate....................   The Series D notes will bear interest at a
                                    rate of 11% per annum.

Maturity ........................   August 1, 2008.

Interest payment dates ..........   February 1 and August 1, beginning August 1,
                                    2002.

Guarantees.......................   Each of our operating subsidiaries will
                                    guarantee the Series D notes. Future
                                    subsidiaries may also be required to
                                    guarantee the Series D notes.

Ranking .........................   The Series D notes will be unsecured senior
                                    subordinated obligations and will be
                                    subordinated to our floor plan facilities, construction/mortgage facility, revolving facility and other senior indebtedness. The
                                    Series D notes will rank equally with our senior subordinated indebtedness and will rank senior to our subordinated indebtedness. Because the Series D notes are subordinated, in the event of bankruptcy, liquidation or dissolution and acceleration of or payment default on senior indebtedness, holders of the Series D notes will not receive any payment until holders of senior indebtedness have been paid in full.

                                    As of September 30, 2001, after giving
                                    pro forma effect to the sale of the
                                    Series C notes, our use of the net proceeds of that sale, and assuming that all Series B notes and Series C notes are exchanged for Series D notes, we would have had $253.6 million of debt which would have been senior or secured (excluding floor plan debt), no debt ranking pari passu to the Series D notes and $5.5 million of unsecured subordinated debt.

Optional redemption ..........      We may redeem some or all of the Series D
                                    notes at any time on or after August 1,
                                    2003 at the redemption prices described in the prospectus.

Change of control.............      When a change of control occurs, each
                                    holder of Series D notes may require us to repurchase some or all of its notes at a purhase price equal to 101% of the principal amount of the notes, plus accrued interest.

Covenants.....................      The indenture governing the Series D notes
                                    will contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

                                    o incur additional indebtedness,

                                    o pay dividends on, redeem or repurchase our
                                      capital stock,

                               o make investments

                               o create certain liens,

                               o sell assets,

                               o in the case of our restricted subsidiaries,
                                 make dividend or other payments to us,

                               o in the case of our subsidiaries, guarantee
                                 indebtedness or secure debt,

                               o engage in transactions with affiliates,

                               o create unrestricted subsidiaries and

                               o consolidate, merge or transfer all or
                                 substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

                               These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.

Exchange offer; registration
 rights.....................   Under a registration rights agreement executed as
                               part of the sale of the Series C notes, we and the guarantors agreed to:

                               o use our reasonable best efforts to file a
                                 registration statement within 60 days after the issue date of the Series C notes enabling holders of Series C notes and of the Series B notes to exchange their Series C notes or the Series B notes for publicly registered Series D notes with identical terms,

                               o use our reasonable best efforts to cause the
                                 registration statement to become effective within 135 days after the issue date of the Series C notes,

                               o use our reasonable best efforts to complete the
                                 exchange offer within 165 days after the issue date of the Series C notes and

                               o file a shelf registration statement for the
                                 resale of the Series C notes if we cannot effect an exchange offer within the time periods listed above and in other circumstances.

                               We will not complete the exchange offer until after our February 1, 2002 interest payment on the Series B and Series C notes. The interest rate on the Series C notes will increase if we do not comply with our obligations under the registration rights agreement. See "Exchange Offer."

Use of proceeds.............   We will not receive any proceeds from the
                               exchange offer. We are conducting the exchange offer to satisfy our obligations under the registration rights agreement.

                Summary Consolidated Financial and Operating Data

     We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations of acquired dealerships prior to the date they were acquired by us. The Summary Consolidated Financial and Operating Data of Sonic discussed below reflect the results of operations and financial position of each of our dealerships acquired prior to September 30, 2001. As a result of the effects of our acquisitions and other potential factors in the future, the Summary Consolidated Financial Data set forth below is not necessarily indicative of the results of operations and financial position of Sonic in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented below. In accordance with accounting principles generally accepted in the United States of America, the summary consolidated financial and operating data has been retroactively restated to reflect Sonic's two-for-one common stock split that occurred on January 29, 1999. This summary consolidated financial and operating data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Sonic's consolidated financial statements and the related notes thereto, incorporated by reference in this prospectus.




                                                                                                           Nine Months Ended
                                                                 Year Ended December 31,                        September 30,
                                         ------------------------------------------------------------------------------------------
                                                  1998                  1999            2000              2000              2001
                                                  ----                  ----            ----              ----              ----
                                                        (dollars and shares in thousands, except per share amounts)
Income Statement Data:
Revenues:

    Vehicle sales ..................           $  1,407,030      $  2,903,868     $  5,201,750       $  3,968,319     $   4,026,470
    Parts, service and
    collision repair ...............                162,660           364,184          687,975            513,920           581,153
    Finance, insurance and other ...                 34,011            82,771          162,751            125,362           139,802
                                          ------------------  ----------------  ---------------       ------------   --------------
      Total revenues ...............              1,603,701         3,350,823        6,052,476          4,607,601         4,747,425
Cost of sales ......................              1,396,259         2,896,400        5,187,289          3,951,528         4,048,753
                                          ------------------  ----------------  ---------------       ------------   --------------
Gross profit .......................                207,442           454,423          865,187            656,073           698,672
Selling, general and administrative
expenses............................                150,130           326,914          633,356            473,745           527,009
Depreciation and amortization.......                  4,607            11,699           22,714             17,344            19,384
                                          ------------------  ----------------  ---------------       ------------   --------------
Operating income....................                 52,705           115,810          209,117            164,984           152,279
Interest expense, floor plan .......                 14,096            22,536           47,108             34,012            30,188
Interest expense, other ............                  9,395            21,586           42,244             31,200            26,989
Other income .......................                    426             1,286              107                109               120
                                          ------------------  ----------------  ---------------       ------------   --------------
Income before income taxes..........                 29,640            72,974          119,872             99,881            95,222
Provision for income taxes..........                 11,083            28,325           45,700             38,000            37,135
                                          ------------------  ----------------  ---------------       ------------   --------------
Net income..........................              $  18,557         $  44,649        $  74,172          $  61,881         $  58,087
                                           =================    ==============  ===============       ============   ==============
Diluted net income per share .......               $   0.74          $   1.27        $   1.69           $   1.40          $    1.40
                                           =================    ==============  ===============       ============   ==============
Weighted average diluted common shares
outstanding ........................                 24,970            35,248           43,826             44,257            41,511
                                           =================    ==============  ===============       ============   ==============
    Ratio of earnings to fixed
    charges (a).....................                   3.3x              3.4x             3.0x               3.2x              3.2x
Other Financial Data:
    EBITDA (b)......................              $  43,642         $ 106,259        $ 184,830          $ 148,425        $  141,595
    Capital expenditures............              $   4,335         $  21,548        $  73,171          $  57,993        $   30,909
    Ratio of EBITDA to interest expense,
    other (b).......................                   4.6x              4.9x             4.4x               4.8x              5.2x
Margin Data:

    EBITDA margin (b)...............                   2.7%              3.2%             3.1%               3.2%              3.0%
    Gross profit margin ............                  12.9%             13.6%            14.3%              14.2%             14.7%
Balance Sheet Data
(at end of period):
    Cash and cash equivalents ......              $  51,834         $  83,111        $ 109,325          $  89,813        $  103,431
    Inventories ....................                264,971           630,857           773,785           661,175           654,762
    Total assets ...................                576,103         1,501,102         1,789,248         1,654,071         1,689,314
    Notes payable-- floor plan .....                228,158           517,575           684,718           540,950           557,301
    Long-term debt (c)..............                145,790           425,894           493,309           498,951           457,032
    Stockholders' equity ...........                142,429           402,573           450,922           443,304           489,919

    ______________

   (a) Fixed charges is defined as interest (other than interest expense related to notes payable-floor plan) and such portion of rent expense determined to be representative of the interest factor. The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

   (b) EBITDA is defined as earnings before interest (other than interest expense related to notes payable-floor plan), taxes, depreciation, and amortization. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with accounting principles generally accepted in the United States of America, we have included it herein to provide additional information with respect to our ability to meet future debt service, capital expenditures and working capital requirements. These measures may not be comparable to similarly titled measures reported by other companies.

   (c) Long-term debt, including current portion, includes the payable to our Chairman and the payable to our affiliates, which are subordinated to the Notes. See Sonic's Consolidated Financial Statements and the related notes incorporated by reference in this prospectus.

                                  RISK FACTORS

      Prospective investors should carefully consider and evaluate all of the information set forth in this prospectus, including the risk factors set forth below.

Failure to exchange your Series B or Series C notes may have adverse consequences to you.

      If you do not exchange your Series B notes for Series D notes, then you will continue to hold registered notes, but the total principal amount of Series B notes outstanding may be reduced by the exchange offer. This may reduce the liquidity of the Series B notes after the exchange offer. We are not obligated to, and will not, exchange Series B notes for Series B notes unless at least $50.0 million in aggregate principal amount of Series B notes are tendered for exchange.

      If you do not exchange your Series C notes for Series D notes in the exchange offer, your Series C notes will continue to be subject to the restrictions on transfer contained in the legend on the Series C notes. In general, the Series C notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your Series C notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your Series C notes except under limited circumstances. The exchange offer for the Series C notes is not conditioned upon the tender of a minimum aggregate principal amount of Series B or Series C notes. Validly tendered Series C notes will be exchanged regardless of the aggregate principal amount of Series B notes tendered for exchange.

      Issuance of the Series D notes in exchange for the Series B and Series C notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer - Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of Series B or Series C notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series D notes desiring to tender their Series B or Series C notes in exchange for Series D notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor, any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series D notes for exchange. Series B or Series C notes that may be tendered in the exchange offer but which are not validly tendered will remain outstanding following the consummation of the exchange offer.

The Series D notes and the guarantees are subordinated to our senior indebtedness.

      The payment of the principal of, premium, if any, and interest on the Series D notes will be subordinated to the prior payment in full of all of our existing and future senior indebtedness. In the event of a liquidation, dissolution, reorganization or any similar proceeding, our assets will be available to pay obligations on the Series D notes only after senior indebtedness has been paid in full. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series D notes.

      In addition, we may not:

      o pay principal of, premium, if any, interest on or any other amounts owing in respect of the Series D notes;
      o make any deposit pursuant to defeasance provisions; or
      o purchase, redeem or otherwise retire the Series D notes, if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any the acceleration has been rescinded or the senior indebtedness has been repaid in full.

      Moreover, under certain circumstances, if any non-payment default exists with respect to senior indebtedness, we may not make any payments on the Series D notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the Notes--Ranking."

      The Series D notes and the guarantees will be unsecured senior subordinated obligations and, as such, will be subordinated in right of payment with all of the other existing and future senior indebtedness incurred by us and certain of the guarantors and pari passu in right of payment to all of the existing and future senior subordinated indebtedness incurred by us. Certain of the guarantees may not be so subordinated. As of September 30, 2001, after giving effect to the sale of the Series C notes and application of the estimated net proceeds of that offering:

      o we and the guarantors would have had $253.6 million of debt which is senior or secured and $125.0 million of debt ranking pari passu to the Series D notes or the guarantees, as the case may be;
      o we would also have had approximately $5.5 million of indebtedness subordinated to the Series D notes; and
      o the guarantors would also have had $557.3 million of secured floor plan indebtedness.

      Our indebtedness is described in the footnotes to the unaudited financial statements contained in our most recent quarterly report on Form 10-Q which is incorporated by reference and under the heading "Recent Developments" appearing elsewhere in this prospectus. The Series D notes will not be secured by any of our assets or assets of the guarantors. Our floor plan indebtedness is secured by vehicle inventory and proceeds from the sale of that inventory. The indebtedness under our revolving facility is secured by:

      o our pledge of all the capital stock, membership interests and partnership interests of all of our dealership subsidiaries (to the extent that such a pledge is permitted by the applicable manufacturer);

      o guarantees by all of our subsidiaries that are, in turn, secured by a lien on all of the assets of these subsidiaries; and

      o a lien on all of our other assets, except for real estate owned by us or our subsidiaries.

      In the event of a default on the Series D notes or our bankruptcy, liquidation or reorganization, these assets will be available to satisfy the obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Series D notes. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series D notes.

Since the total outstanding principal of the Series D notes will include the total outstanding principal amount of the Series B and Series C notes, you will experience an immediate dilution of your percentage of ownership of the notes outstanding.

      If all of the outstanding Series B and Series C notes are exchanged for Series D notes, $200.0 million aggregate principal amount of Series D notes will be outstanding following the consummation of the exchange offer, and the Series D notes will be deemed to be a single series of notes outstanding under the indenture. As a result, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of Series D notes under the indenture will therefore require the consent of each holder of Series D notes or the holders of a majority in aggregate principal amount of outstanding Series D notes, and, the current individual voting interest of each holder of Series B or Series C notes will accordingly be diluted.

We may not be able to purchase your Series D notes upon a change of control.

      Upon the occurrence of specified change of control events, we are required to offer to purchase each Series D holder's notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the Series D notes that holders may tender to us upon a change of control. In certain circumstances, our lenders also have the right to prohibit any purchases by us of the Series D notes, in which case we would be in default on the Series D notes.

Participants in the exchange offer must deliver a prospectus in connection with resales of the Series D notes.

      Based on certain no-action letters issued by the staff of the Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to transfer your Series D notes. In these cases, if you transfer any Series D note without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your Series D notes under the Securities Act of 1933, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

We depend upon the operations of our subsidiaries.

      The Series D notes are our obligations. As of September 30, 2001, substantially all of our consolidated assets were held by the guarantors and substantially all of our cash flow and net income were generated by the guarantors. Our ability to make interest and principal payments when due to holders of the Series D notes depends therefore upon the receipt of sufficient funds from our subsidiaries.

Courts interpreting state or federal fraudulent transfer laws may invalidate the guarantees.

      Our obligations under the notes will be guaranteed by the guarantors. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that:

      o the guarantees were incurred by the guarantors with intent to hinder, delay or defraud any present or future creditor or the guarantors contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or
      o a guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and the guarantor
      o was insolvent,
      o was rendered insolvent by reason of the issuance of the guarantee,

      o was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital to carry on its business,
      o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or
      o was a defendant in an action for money damages or had a judgment for money damages docketed against it (in either case, if after final judgment, the judgment remained unsatisfied),

      the court could avoid or subordinate the guarantee in favor of the guarantor's other creditors. Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the notes. The measure of insolvency of the guarantor for these purposes will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent:

      o if the sum of the company's debts, including contingent liabilities, is greater than all of the company's property at a fair valuation,

      o if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature or

      o  if the company could not pay its debts as they become due.

      We cannot assure you what standards a court would apply to determine whether a guarantor was solvent at the relevant time. To the extent that a guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series D notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series D notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all liabilities of the guarantor thereunder. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series D notes relating to the voided guarantees.

      The guarantees may be released under certain circumstances upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate. See "Description of Notes--Certain Covenants--Limitation on Issuances of Guarantees of and Pledges for Indebtedness."

      To the extent that a court were to find that the issuance of the Series D notes violated federal or state fraudulent transfer or conveyance laws, in the manner described above with respect to the guarantors, the court could avoid or modify our obligations to holders of the Series D notes in favor of our other creditors. To the extent that the issuance of the Series D notes were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series D notes would cease to have any claim against us and would be creditors solely of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series D notes against us would be subject to the prior payment in full of all of our liabilities. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series D notes.

We do not expect a public market for the Series D notes to develop after completion of the exchange offer.

      There currently is no trading market and there can be no assurance as to the liquidity of any market for the Series D notes that may develop, the ability of holders of the Series D notes to sell their Series D notes, or the prices at which holders of the Series D notes would be able to sell their Series D notes. If markets were to exist, the Series D notes could trade at prices higher or lower than the initial purchase prices you paid for either your series B or your Series C notes. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC have informed us that they currently intend to make a market in the Series D notes, if issued, they are not obligated to do so, and they may discontinue any market making activities they engage in at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series D notes if issued. The Series D notes will be eligible for trading in the PORTAL market. We do not intend to apply for listing of the Series D notes, if issued, on any securities exchange or for quotation on the National Association of Securities Dealers Automated Quotation System. We have agreed to file this registration statement with the Commission to an offer to exchange our Series B notes and the Series C notes for a single class of publicly traded Series D notes. We can provide no assurance that any holder of any Series B or Series C Notes will participate in the exchange offer. The failure of holders of Series B and C notes to participate in the exchange offer will have an adverse impact on the liquidity of the Series D notes

Our significant indebtedness could materially adversely affect our financial health and prevent us from fulfilling our financial obligations.

      As of September 30, 2001, our total outstanding indebtedness was approximately $1,008.8 million, including the following:

      o $312.4 million under a revolving credit agreement (the "Revolving Facility") with Ford Motor Credit Company ("Ford Motor Credit"), Chrysler Financial Company, LLC ("Chrysler Financial") and Toyota Motor Credit Corporation ("Toyota

         Credit") with a borrowing limit of $600 million, subject to a borrowing base calculated on the basis of our receivables, inventory and equipment and a pledge of certain additional collateral by an affiliate of Sonic;

      o $368.4 million under a standardized secured inventory floor plan facility (the "Ford Floor Plan Facility") with Ford Motor Credit;

      o $115.6 million under a standardized secured floor plan facility (the "Chrysler Floor Plan Facility") with Chrysler Financial;

      o $11.5 million under a standardized secured floor plan facility (the "Toyota Floor Plan Facility") with Toyota Credit;

      o $61.8 million under a standardized secured floor plan facility (the "GMAC Floor Plan Facility" and together with the Ford Floor Plan Facility, the Toyota Floor Plan Facility and the Chrysler Floor Plan Facility, the "Floor Plan Facilities") with General Motors Acceptance Corporation ("GMAC");

      o $121.5 million in 11% Senior Subordinated Notes due 2008 representing $125.0 million in aggregate principal amount less unamortized discount of approximately $3.5 million; and

      o $17.6 million of other secured debt, including $10.7 million under a revolving real estate acquisition and new dealership construction line of credit (the "Construction Loan") and a related mortgage refinancing facility (the "Permanent Loan" and together with the Construction Loan, the "Mortgage Facility") with Ford Motor Credit.

      As of September 30, 2001, we had approximately $229.2 million available for additional borrowings under the Revolving Facility, based on a borrowing base calculated on the basis of our receivables, inventory and equipment and certain additional collateral pledged by an affiliate of Sonic. We also had approximately $89.3 million available for additional borrowings under the Mortgage Facility for real estate acquisitions and new dealership construction. We also have significant additional capacity under the Floor Plan Facilities. In addition, the indentures relating to our senior subordinated notes and other debt instruments allow us to incur additional indebtedness, including secured indebtedness.

      The degree to which we are leveraged could have important consequences to the holders of our securities, including the following:

      o our ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future;

      o a substantial portion of our current cash flow from operations must be dedicated to the payment of principal and interest on our senior subordinated notes, borrowings under the Revolving Facility and the Floor Plan Facilities and other indebtedness, thereby reducing the funds available to us for our operations and other purposes;

      o some of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of increased interest rates;

      o the indebtedness outstanding under our credit facilities is secured by a pledge of substantially all the assets of our dealerships; and

      o we may be substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changing market conditions and regulations.

      In addition, our debt agreements contain numerous covenants that limit our discretion with respect to business matters, including mergers or acquisitions, paying dividends, incurring additional debt, making capital expenditures or disposing of assets.

Our future operating results depend on our ability to integrate our operations with recent acquisitions.

      Our future operating results depend on our ability to integrate the operations of our recently acquired dealerships, as well as dealerships we acquire in the future, with our existing operations. In particular, we need to integrate our systems, procedures and structures, which can be difficult. Our growth strategy has focused on the pursuit of strategic acquisitions that either expand or complement our business. We acquired 19 dealerships in 1998, 72 during 1999, 11 in 2000 and 12 to date in 2001.

We cannot assure you that we will effectively and profitably integrate the operations of these dealerships without substantial costs, delays or operational or financial problems, including as a result of:

      o the difficulties of managing operations located in geographic areas where we have not previously operated;

      o the management time and attention required to integrate and manage newly acquired dealerships;

      o     the difficulties of assimilating and retaining employees; and

      o     the challenges of keeping customers.

      These factors could have a material adverse effect on our financial condition and results of operations.

Risks associated with acquisitions may hinder our ability to increase revenues and earnings.

      The automobile retailing industry is considered a mature industry in which minimal growth is expected in industry unit sales. Accordingly, our future growth depends in large part on our ability to acquire additional dealerships, as well as on our ability to manage expansion, control costs in our operations and consolidate both past and future dealership acquisitions into existing operations. In pursuing a strategy of acquiring other dealerships, we face risks commonly encountered with growth through acquisitions. These risks include, but are not limited to:

      o incurring significantly higher capital expenditures and operating expenses;

      o failing to assimilate the operations and personnel of the acquired dealerships;

      o     entering new markets with which we are unfamiliar;

      o     potential undiscovered liabilities at acquired dealerships;

      o     disrupting our ongoing business;

      o     diverting our limited management resources;

      o     failing to maintain uniform standards, controls and policies;

      o impairing relationships with employees, manufacturers and customers as a result of changes in management;

      o causing increased expenses for accounting and computer systems, as well as integration difficulties; and

      o failure to obtain a manufacturer's consent to the acquisition of one or more of its dealership franchises.

      We may not adequately anticipate all of the demands that our growth will impose on our systems, procedures and structures, including our financial and reporting control systems, data processing systems and management structure. If we cannot adequately anticipate and respond to these demands, our business could be materially harmed.

      Failure to retain qualified management personnel at any acquired dealership may increase the risk associated with integrating the acquired dealership.

      Installing new computer systems has disrupted existing operations in the past as management and salespersons adjust to new technologies. We cannot assure you that we will overcome these risks or any other problems encountered with either our past or future acquisitions.

Automobile manufacturers exercise significant control over our operations and we are dependent on them to operate our business.

      Each of our dealerships operates pursuant to a franchise agreement with the applicable automobile manufacturer or manufacturer authorized distributor. We are significantly dependent on our relationships with these manufacturers. Without a franchise agreement, we cannot obtain new vehicles from a manufacturer.

      Vehicles manufactured by the following manufacturers accounted for the indicated approximate percentage of our new vehicle revenue for the nine months ended September 30, 2001:

                                                     Percentage of Historical
                                                     New Vehicle Revenues for
                                                      the Nine Months Ended
             Manufacturer                               September 30, 2001
             ------------                            ------------------------

             Ford                                            18.8%
             Honda                                           13.1%
             BMW                                             11.1%
             Toyota                                          11.1%
             General Motors                                  10.8%
             Chrysler                                         8.6%
             Nissan                                           5.3%
             Lexus                                            5.3%

      No other manufacturer accounted for more than five percent of our new vehicle sales during the first nine months of 2001. A significant decline in the sale of Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan or Lexus new vehicles could have a material adverse effect on our revenue and profitability.

      Manufacturers exercise a great degree of control over the operations of our dealerships. Each of our franchise agreements provides for termination or non-renewal for a variety of causes, including any unapproved change of ownership or management and other material breaches of the franchise agreements.

      Manufacturers may also have a right of first refusal if we seek to sell dealerships. We believe that we will be able to renew at expiration all of our existing franchise agreements, other than our Oldsmobile and Plymouth franchise agreements. DaimlerChrysler phased out the Plymouth division on October 1, 2001 and General Motors is in the process of phasing out the Oldsmobile division. Neither of these actions will materially affect us.

o We cannot assure you that any of our existing franchise agreements will be renewed or that the terms and conditions of such renewals will be favorable to us.

o If a manufacturer is allowed under state franchise laws to terminate or decline to renew one or more of our significant franchise agreements, this action could have a material adverse effect on our results of operations.

o Actions taken by manufacturers to exploit their superior bargaining position in negotiating the terms of renewals of franchise agreements or otherwise could also have a material adverse effect on our results of operations.

o Manufacturers allocate their vehicles among dealerships generally based on the sales history of each dealership. Consequently, we also depend on the manufacturers to provide us with a desirable mix of popular new vehicles. These popular vehicles produce the highest profit margins and tend to be the most difficult to obtain from the manufacturers.

o Our dealerships depend on the manufacturers for certain sales incentives, warranties and other programs that are intended to promote and support dealership new vehicle sales. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of a manufacturer's incentive programs may materially adversely affect our profitability. Some of these programs include:

         o  customer rebates on new vehicles;

         o  dealer incentives on new vehicles;

         o  special financing or leasing terms;

         o  warranties on new and used vehicles; and

         o  sponsorship of used vehicle sales by authorized new vehicle dealers.

Adverse conditions affecting one or more manufacturers may negatively impact our profitability.

         The success of each of our dealerships depends to a great extent on the manufacturers':

      o     financial condition;

      o     marketing;

      o     vehicle design;

      o     production capabilities;

      o     management; and

      o     labor relations.

      Nissan, Dodge (a Chrysler brand) and Volvo have had significant difficulty in the U.S. market in the recent past. If any of our manufacturers, particularly Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan, or Lexus were unable to design, manufacture, deliver and market their vehicles successfully, the manufacturer's reputation and our ability to sell the manufacturer's vehicles could be adversely affected.

      Events such as strikes and other labor actions by unions, or negative publicity concerning a particular manufacturer or vehicle model, may materially and adversely affect our results of operations. Similarly, the delivery of vehicles from manufacturers later than scheduled, which may occur particularly during periods when new products are being introduced, can reduce our sales. Although we have attempted to lessen our dependence on any one manufacturer by establishing dealer relationships with a number of different domestic and foreign automobile manufacturers, adverse conditions affecting manufacturers, Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan or Lexus in particular, could have a material adverse effect on our results of operations. In the event of a strike, we may need to purchase inventory from other automobile dealers at prices higher than we would be required to pay to the affected manufacturer in order to carry an adequate level and mix of inventory. Consequently, strikes or other adverse labor actions could materially adversely affect our profitability.

Manufacturer stock ownership/issuance restrictions limit our ability to issue additional equity to meet our financing needs.

      Standard automobile franchise agreements prohibit transfers of any ownership interests of a dealership and its parent and, therefore, often do not by their terms accommodate public trading of the capital stock of a dealership or its parent. Our manufacturers have agreed to permit trading in Sonic's Class A common stock. A number of manufacturers impose restrictions on the transferability of the Class A common stock.

      o Honda may force the sale of our Honda or Acura franchises if (1) an automobile manufacturer or distributor acquires securities having five percent or more of the voting power of Sonic's securities, (2) an individual or entity that has either a felony criminal record or a criminal record relating solely to dealings with an automobile manufacturer, distributor or dealership acquires securities having five percent or more of the voting power of Sonic's securities or
            (3) any individual or entity acquires securities having 20% or more of the voting power of Sonic's securities and Honda reasonably deems such acquisition to be detrimental to Honda's interests in any material respect.

      o Ford may cause us to sell or resign from one or more of our Ford, Lincoln or Mercury franchises if any person or entity (other than O. Bruton Smith and any entity controlled by him) acquires or has a binding agreement to acquire securities having 50% or more of the voting power of Sonic's securities.

      o General Motors and Infiniti may force the sale of their respective franchises if 20% of more of Sonic's voting securities are similarly acquired.

      o Toyota may force the sale of one or more of Sonic's Toyota or Lexus dealerships if (1) an automobile manufacturer or distributor acquires securities, or the right to vote securities by proxy or voting agreement, having more than five percent of the voting power of Sonic's securities, (2) any individual or entity acquires securities, or the right to vote securities by proxy or voting agreement, having more than 20% of the voting power of Sonic's securities, (3) there is a material change in the composition of Sonic's Board of Directors that Toyota reasonably concludes will be materially incompatible with Toyota's interests or will have an adverse effect on Toyota's reputation or brands in the marketplace or the performance of Sonic or its Toyota and Lexus dealerships, (4) there occurs an extraordinary transaction whereby Sonic's stockholders immediately prior to such transaction own in the aggregate securities having less than a majority of the voting power of Sonic or the successor entity, or (5) any individual or entity acquires control of Sonic, Sonic Financial Corporation or any Toyota or Lexus dealership owned by Sonic.

      o Chrysler requires prior approval of any future sales that would result in a change in voting or managerial control of Sonic.

      o Mercedes requires 60 days advance notice to approve any acquisition of 20% or more of Sonic's voting securities.

      o Volkswagen has approved the sale of no more than 25% of the voting control of Sonic, and any future changes in ownership or transfers among Sonic's current stockholders that could affect the voting or managerial control of Sonic's Volkswagen franchise subsidiaries requires the prior approval of Volkswagen.

Other manufacturers may impose similar or more limiting restrictions.

         Our lending arrangements also require that holders of Sonic's Class B common stock maintain voting control over Sonic. We are unable to prevent our stockholders from transferring shares of our common stock, including transfers by holders of the Class B common stock. If such transfer results in a change in control of Sonic, it could result in the termination or non-renewal of one or more of our franchise agreements and a default under our credit arrangements. Moreover, these issuance limitations may impede our ability to raise capital through additional equity offerings or to issue our stock as consideration for future acquisitions.

Manufacturers' restrictions on acquisitions could limit our future growth.

      We are required to obtain the consent of the applicable manufacturer before the acquisition of any additional dealership franchises. We cannot assure you that manufacturers will grant such approvals, although the denial of such approval may be subject to certain state franchise laws.

      Obtaining manufacturer consent for acquisitions could also take a significant amount of time. Obtaining manufacturer approval for our completed acquisitions has taken approximately three to five months. We believe that manufacturer approvals of subsequent acquisitions from manufacturers with which we have previously completed applications and agreements may take less time, although we cannot provide you with assurances to that effect. In addition, under an applicable franchise agreement or under state law, a manufacturer may have a right of first refusal to acquire a dealership in the event we seek to acquire that dealership franchise.

      If we experience delays in obtaining, or fail to obtain, manufacturer approvals for dealership acquisitions, our growth strategy could be materially adversely affected. In determining whether to approve an acquisition, the manufacturers may consider many factors, including:

      o     our management's moral character;

      o the business experience of the post-acquisition dealership management;

      o     our financial condition;

      o     our ownership structure; and

      o     manufacturer-determined consumer satisfaction index scores.

      In addition, a manufacturer may seek to limit the number of its dealerships that we may own, our national market share of that manufacturer's products or the number of dealerships we may own in a particular geographic area. These restrictions may not be enforceable under state franchise laws.

      o Our framework agreement with Ford places the following restrictions on our ability to acquire Ford or Lincoln Mercury dealerships:

            o We may not acquire additional Ford or Lincoln Mercury dealerships unless we continue to satisfy Ford's requirement that 80% of our Ford dealerships meet Ford's performance criteria. Beyond that, we may not make an acquisition that would result in our owning Ford or Lincoln Mercury dealerships with sales exceeding five percent of the total Ford or total Lincoln Mercury retail sales of new vehicles in the United States for the preceding calendar year.

      o We may not acquire additional Ford or Lincoln Mercury dealerships in a particular state if such an acquisition would result in our owning Ford or Lincoln Mercury dealerships with sales exceeding 5% of the total Ford or total Lincoln Mercury retail sales of new vehicles in that state for the preceding calendar year.

      o We may not acquire additional Ford dealerships in a Ford-defined market area if such an acquisition would result in our owning more than one Ford dealership in a market having a total of three or less Ford dealerships or owning more than 25% of the Ford dealerships in a market having a total of four or more Ford dealerships. An identical market area restriction applies for Lincoln Mercury dealerships.

o Our framework agreement with Toyota limits the number of Toyota and Lexus dealerships that we may own on a national level, in each Toyota-defined geographic region or distributor area, and in each Toyota or Lexus-defined metropolitan market. Nationally, the limitations on Toyota dealerships owned by us are for specified time periods and are based on specified percentages of total Toyota unit sales in the United States. In Toyota-defined geographic regions or distributor areas, the limitations on Toyota dealerships owned by us are specified by the applicable Toyota regional limitations policy or distributor's policy in effect at such time. In Toyota-defined metropolitan markets, the limitations on Toyota dealerships owned by us are based on Toyota's metro markets limitation policy then in effect, which currently provides a limitation based on the total number of Toyota dealerships in the particular market. For Lexus, we may own no more than one Lexus dealership in any one Lexus-defined metropolitan market and no more than three Lexus dealerships nationally.

o Our framework agreement with Honda limits the number of Honda and Acura dealerships that we may own on a national level, in each Honda and Acura-defined geographic zone, and in each Honda-defined metropolitan market. Nationally, the limitations on Honda dealerships owned by us are based on specified percentages of total Honda unit sales in the United States. In Honda-defined geographic zones, the limitations on Honda dealerships owned by us are based on specified percentages of total Honda unit sales in each of 10 Honda-defined geographic zones. In Honda-defined metropolitan markets, the limitations on Honda dealerships owned by us are specified numbers of dealerships in each market, which numerical limits vary based mainly on the total number of Honda dealerships in a particular market. For Acura, we may own no more than (A) two Acura dealerships in a Honda-defined metropolitan market, (B) three Acura dealerships in any one of six Honda-defined geographic zones and (C) five Acura dealerships nationally. Honda also prohibits ownership of contiguous dealerships.

o Mercedes restricts any company from owning Mercedes dealerships with sales of more than 3% of total sales of Mercedes vehicles in the U.S. during the previous calendar year.

o General Motors currently limits the maximum number of General Motors dealerships that we may acquire to 50% of the General Motors dealerships, by brand line, in a General Motors-defined geographic market area having multiple General Motors dealers.

o Subaru limits us to no more than two Subaru dealerships within certain designated market areas, four Subaru dealerships within its Mid-America region and 12 dealerships within Subaru's entire area of distribution.

o BMW currently prohibits publicly held companies from owning BMW dealerships representing more than 10% of all BMW sales in the U.S. or more than 50% of BMW dealerships in a given metropolitan market.

o Toyota, Honda and Mercedes also prohibit the coupling of a franchise with any other brand without their consent.

      As a condition to granting their consent to our acquisitions, a number of manufacturers required additional restrictions. These agreements principally restrict:

o material changes in our company or extraordinary corporate transactions such as a merger, sale of a material amount of assets or change in our board of directors or management that could have a material adverse effect on the manufacturer's image or reputation or could be materially incompatible with the manufacturer's interests;

o the removal of a dealership general manager without the consent of the manufacturer; and

o the use of dealership facilities to sell or service new vehicles of other manufacturers.

      In addition, manufacturer consent to our acquisitions may impose conditions, such as requiring facilities improvements by us at the acquired dealership.

      If we are unable to comply with these restrictions, we generally:

      o must sell the assets of the dealerships to the manufacturer or to a third party acceptable to the manufacturer; or

      o     terminate the dealership agreements with the manufacturer.

Other manufacturers may impose other and more stringent restrictions in connection with future acquisitions.

      As of December 10, 2001, we owned the following number of franchises for the following manufacturers:

                Number of                                   Number of
Manufacturer    Franchises                  Manufacturer    Franchises
------------    ----------                  ------------    ----------

Chevrolet           13                      Lexus                4
Honda               13                      Lincoln              4
Ford                12                      Mercedes             4
BMW                 10                      Hyundai              3
Cadillac            10                      Isuzu                3
Nissan              10                      Mitsubishi           3
Toyota               9                      Kia                  2
Volvo                9                      Audi                 2
Dodge                8                      Infiniti             2
Chrysler             7                      Pontiac              2
Jeep                 6                      Porsche              2
Mercury              5                      GMC                  1
Oldsmobile           4                      Acura                1
Volkswagen           4                      Land Rover           1
                                            Subaru               1


Our failure to meet a manufacturer's consumer satisfaction requirements may adversely affect our ability to acquire new dealerships and our profitability.

      Many manufacturers attempt to measure customers' satisfaction with their sales and warranty service experiences through systems which vary from manufacturer to manufacturer, but which are generally known as customer satisfaction index, or CSI, scores. These manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions. The components of CSI have been modified by various manufacturers from time to time in the past, and we cannot assure you that these components will not be further modified or replaced by different systems in the future. To date, we have not been materially adversely affected by these standards and have not been denied approval of any acquisition based on low CSI scores, except for Jaguar's refusal to approve our acquisition of a Chattanooga Jaguar franchise in 1997. However, we cannot assure you that we will be able to comply with these standards in the future. A manufacturer may refuse to consent to an acquisition of one of its franchises if it determines our dealerships do not comply with the manufacturer's CSI standards. This could materially adversely affect our acquisition strategy. In addition, we receive payments from the manufacturers based, in part, on CSI scores, which could be materially adversely affected if our CSI scores decline.

There are limitations on our financial resources available for acquisitions.

      We intend to finance our acquisitions with cash generated from operations, through issuances of our stock or debt securities and through borrowings under credit arrangements.

      o We cannot assure you that we will be able to obtain additional financing by issuing stock or debt securities.

      o Using cash to complete acquisitions could substantially limit our operating or financial flexibility.

      o If we are unable to obtain financing on acceptable terms, we may be required to reduce the scope of our presently anticipated expansion, which could materially adversely affect our growth strategy.

      We estimate that as of September 30, 2001, we had approximately $229.2 million available for additional borrowings under the Revolving Facility, based on a borrowing base calculated on the basis of our receivables, inventory and equipment and a pledge of certain additional collateral by an affiliate of Sonic (which borrowing base was $541.6 million of the $600.0 million facility at September 30, 2001).

      In addition, we are dependent to a significant extent on our ability to finance our inventory with "floor plan financing." Floor plan financing is how a dealership finances its purchase of new vehicles from a manufacturer. The dealership borrows money to buy a particular vehicle from the manufacturer and pays off the loan when it sells that particular vehicle, paying interest during this period. We must obtain new floor plan financing or obtain consents to assume existing floor plan financing in connection with our acquisition of dealerships.

      Substantially all the assets of our dealerships are pledged to secure this floor plan indebtedness. In addition, substantially all the real property and assets of our subsidiaries that are constructing new dealerships are pledged under our Mortgage Facility with Ford Motor Credit. These pledges may impede our ability to borrow from other sources.

      Finally, because Ford Motor Credit is associated with Ford, any deterioration of our relationship with one could adversely affect our relationship with the other. The same is true of our relationships with Chrysler and Chrysler Financial, GM and GMAC, and Toyota and Toyota Credit.

Although O. Bruton Smith, our Chairman and Chief Executive Officer, has previously facilitated our acquisition financing, we cannot assure you that he will be willing or able to assist in our financing needs in the future.

      Mr. Smith initially guaranteed obligations under the Revolving Facility. Such obligations were further secured with a pledge of shares of common stock of Speedway Motorsports, Inc. ("SMI") owned by Sonic Financial Corporation ("SFC"), a corporation controlled by Mr. Smith having an estimated value at the time of the pledge of approximately $50.0 million (the "Revolving Pledge"). When the Revolving Facility's borrowing limit was increased to $75.0 million in 1997, Mr. Smith's personal guarantee of Sonic's obligations under the Revolving Facility was released, although the Revolving Pledge remained in place. Mr. Smith was also required by Ford Motor Credit to lend $5.5 million (the "Subordinated Smith Loan") to Sonic to increase our capitalization because the net proceeds from our November 1997 initial public offering were significantly less than expected. In August 1998, Ford Motor Credit released the Revolving Pledge. In November 1999, Ford Motor Credit further increased the borrowing limit under the Revolving Facility to $350.0 million subject to a borrowing base calculated on the basis of our receivables, inventory and equipment and a continuing pledge by SFC of five million shares of SMI common stock. Presently, the borrowing limit of the Revolving Facility is $600.0 million, subject to a similar borrowing base, including SFC's continuing pledge of SMI stock.

      Before our acquisition of FirstAmerica Automotive, Inc. ("FirstAmerica") Mr. Smith guaranteed the obligations of FirstAmerica under FirstAmerica's new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit on this credit facility was approximately $138 million. Mr. Smith had guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of five million shares of SMI common stock owned by SFC. We assumed FirstAmerica's obligations to Ford Motor Credit under our Revolving Facility when we acquired FirstAmerica. Mr. Smith's secured guarantee in favor of Ford Motor Credit guaranteed a portion of our obligations under the Revolving Facility until August 2000. After August 2000, Mr. Smith did not provide a guarantee in favor of the Revolving Facility lenders, but SFC continues to pledge SMI stock as collateral. We cannot assure you that Mr. Smith will be willing or able to provide similar guarantees or credit support in the future to facilitate Sonic's future acquisitions.

Automobile retailing is a mature industry with limited growth potential in new vehicle sales, and our acquisition strategy will affect our revenues and earnings.

      The United States automobile dealership industry is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. As a consequence, growth in our revenues and earnings is likely to be significantly affected by our success in acquiring and integrating dealerships and the pace and size of such acquisitions.

High competition in automobile retailing reduces our profit margins on vehicle sales. Further, the use of the Internet in the car purchasing process could materially adversely affect us.

      Automobile retailing is a highly competitive business with approximately 21,600 franchised automobile dealerships in the United States at the end of 2000. Our competition includes:

      o Franchised automobile dealerships selling the same or similar makes of new and used vehicles that we offer in our markets and sometimes at lower prices than we offer. Some of these dealer competitors may be larger and have greater financial and marketing resources than we do;

      o  Other franchised dealers;

      o     Private market buyers and sellers of used vehicles;

      o     Used vehicle dealers;

      o Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

      o     Service center chain stores; and

      o     Independent service and repair shops.

      Our financing and insurance, or "F&I", business and other related businesses, which provide higher contributions to our earnings than sales of new and used vehicles, are subject to strong competition from various financial institutions and other third parties. This competition is increasing as these products are now being marketed and sold over the Internet.

      Gross profit margins on sales of new vehicles have been generally declining since 1986. We do not have any cost advantage in purchasing new vehicles from manufacturers, due to economies of scale or otherwise. We typically rely on advertising, merchandising, sales expertise, service reputation and dealership location to sell new vehicles. The following factors could have a significant impact on our business:

      o The Internet has become a significant part of the sales process in our industry. Customers are using the Internet to compare pricing for cars and related F&I services, which may further reduce margins for new and used cars and profits for related F&I services. In addition, CarsDirect.com and others are selling vehicles over the Internet without the benefit of having a dealership franchise, although they must currently source their vehicles from a franchised dealer. CarsDirect.com is in an alliance with United Auto Group to facilitate their sourcing of vehicles. Also, AutoNation, Inc. is selling vehicles for its new car dealerships through its AutoNationDirect.com web site. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, our business could be materially adversely affected. In addition, other franchise groups have aligned themselves with Internet car sellers or are spending significant sums on developing their own Internet capabilities, which could materially adversely affect our business.

      o Our revenues and profitability could be materially adversely affected should manufacturers decide to enter the retail market directly .

      o The increased popularity of short-term vehicle leasing also has resulted, as these leases expire, in a large increase in the number of late model vehicles available in the market, which puts added pressure on new and used vehicle margins.

      o Some of our competitors may be capable of operating on smaller gross margins than we are, and the on-line auto brokers have been operating at a loss.

      o As we seek to acquire dealerships in new markets, we may face increasingly significant competition as we strive to gain market share through acquisitions or otherwise. This competition includes other large dealer groups and dealer groups that have publicly traded equity.

      Our franchise agreements do not grant us the exclusive right to sell a manufacturer's product within a given geographic area. Our revenues or profitability could be materially adversely affected if any of our manufacturers award franchises to others in the same markets where we operate, although certain state franchise laws may limit such activities by the manufacturers. A similar adverse effect could occur if existing competing franchised dealers increase their market share in our markets. Our gross margins may decline over time as we expand into markets where we do not have a leading position. These and other competitive pressures could materially adversely affect our results of operations.

The cyclical and local nature of automobile sales may adversely affect our profitability.

      The automobile industry is cyclical and historically has experienced periodic downturns characterized by oversupply and weak demand. Many factors affect the industry, including general economic conditions and consumer confidence, fuel prices, the level of discretionary personal income, unemployment rates, interest rates and credit availability. We are in the midst of an industry and general economic slowdown that could materially adversely effect our business.

      New and used vehicle sales substantially slowed immediately following the terrorist attacks of September 11, 2001. In response, certain manufacturers, especially of domestic brands, have introduced incentive programs, which have contributed to a significant increase in the pace of new vehicle sales in October and November. In addition, we have seen an increase in year over year used vehicle sales in October and November as well as an increase in sales of new vehicles whose manufacturers have not offered similar incentive programs. We are not able to determine how long the manufacturers will continue to offer these aggressive incentive programs or how long the overall increase in demand will continue, but expect that, absent these incentive programs, vehicle sales may begin to slow again in December and continue slowing into 2002. In addition, we are not able to determine the long-term consequences the terrorist attacks and subsequent outbreaks of hostilities will have on general economic conditions, our industry, or Sonic.

      Local economic, competitive and other conditions also affect the performance of dealerships. Our dealerships currently are located in the Atlanta, Baltimore, Birmingham, Charleston, Charlotte, Chattanooga, Columbia, Columbus, Dallas, Daytona Beach, Fort Myers, Greenville/Spartanburg, Houston, Las Vegas, Los Angeles, Mobile/Pensacola, Montgomery, Nashville, Oklahoma City, San Diego, San Francisco, San Jose/Silicon Valley, Tampa/Clearwater, Tulsa and Washington, D.C. markets. We intend to pursue acquisitions outside of these markets, but our operational focus is on our current markets. As a result, our results of operations depend substantially on general economic conditions and consumer spending habits in the Southeast and Northern California and, to a lesser extent, the Houston and Columbus markets. Sales in our Northern California market represented 20.6% of our sales for the nine months ended September 30, 2001. Our results of operations also depend on other factors, such as tax rates and state and local regulations specific to the states in which we currently operate. Sonic may not be able to expand geographically and any such expansion may not adequately insulate it from the adverse effects of local or regional economic conditions.

We can offer you no assurances that we will be able to continue executing our acquisition strategy without the costs of future acquisitions escalating.

      Although there are many potential acquisition candidates that fit our acquisition criteria, we cannot assure you that we will be able to consummate any such transactions in the future or identify those candidates that would result in the most successful combinations, or that future acquisitions will be able to be consummated at acceptable prices and terms. In addition, increased competition for acquisition candidates could result in fewer acquisition opportunities for us and higher acquisition prices. The magnitude, timing, pricing and nature of future acquisitions will depend upon various factors, including:

      .  the availability of suitable acquisition candidates;

      .  competition with other dealer groups for suitable acquisitions;

      .  the negotiation of acceptable terms;

      .  our financial capabilities;

      .  our stock price;

      . the availability of skilled employees to manage the acquired companies; and

      .  general economic and business conditions.

      We may be required to file applications and obtain clearances under applicable federal antitrust laws before completing an acquisition. These regulatory requirements may restrict or delay our acquisitions, and may increase the cost of completing acquisitions.

The operating condition of acquired businesses cannot be determined accurately until we assume control.

      Although we conduct what we believe to be a prudent level of investigation regarding the operating condition of the businesses we purchase, in light of the circumstances of each transaction, an unavoidable level of risk remains regarding the actual operating condition of these businesses. Until we actually assume operating control of such business assets, we may not be able to ascertain the actual value of the acquired entity.

Potential conflicts of interest between Sonic and its officers could adversely affect our future performance.

      O. Bruton Smith serves as the chairman and chief executive officer of SMI. Accordingly, Sonic competes with SMI for the management time of Mr. Smith. Under his employment agreement with Sonic, Mr. Smith is required to devote approximately 50% of his business time to our business. The remainder of his business time may be devoted to other entities, including SMI.

      Sonic has in the past and will likely in the future enter into transactions with Mr. Smith, entities controlled by Mr. Smith or other affiliates of Sonic. We believe that all of our existing arrangements with affiliates are as favorable to us as if the arrangements were negotiated between unaffiliated parties, although the majority of such transactions have neither been independently verified in that regard nor are likely to be so verified in the future. Potential conflicts of interest could arise in the future between Sonic and its officers or directors in the enforcement, amendment or termination of arrangements existing between them.

      Under Delaware law generally, a corporate insider is precluded from acting on a business opportunity in his individual capacity if that opportunity is

       (1)   one which the corporation is financially able to undertake,

       (2)   is in the line of the corporation's business,

       (3)   is of practical advantage to the corporation, and

       (4) is one in which the corporation has an interest or reasonable expectancy.

      Accordingly, our corporate insiders are generally prohibited from engaging in new dealership-related business opportunities outside of Sonic unless a majority of Sonic's disinterested directors decide that such opportunities are not in our best interest.

      Sonic's charter contains provisions providing that transactions between Sonic and its affiliates must be no less favorable to Sonic than would be available in similar transactions with an unrelated third party. Moreover, any such transactions involving aggregate payments in excess of $500,000 must be approved by a majority of Sonic's directors and a majority of Sonic's independent directors. If not so approved, Sonic must obtain an opinion as to the financial fairness of the transaction to be issued by an investment banking or appraisal firm of national standing. In addition, the terms of the Revolving Facility and Sonic's existing senior subordinated notes restrict transactions with affiliates in a manner similar to Sonic's charter restrictions.

The loss of key personnel and limited management and personnel resources could adversely affect our operations and growth.

      Our success depends to a significant degree upon the continued contributions of Sonic's management team, particularly its senior management, and service and sales personnel. Additionally, manufacturer franchise agreements may require the prior approval of the applicable manufacturer before any change is made in franchise general managers. We do not have employment agreements with most of our dealership managers and other key dealership personnel. Consequently, the loss of the services of one or more of these key employees could have a material adverse effect on our results of operations.

      In addition, as we expand we may need to hire additional managers. The market for qualified employees in the industry and in the regions in which we operate, particularly for general managers and sales and service personnel, is highly competitive and may subject us to increased labor costs during periods of low unemployment. The loss of the services of key employees or the inability to attract additional qualified managers could have a material adverse effect on our results of operations. In addition, the lack of qualified management or employees employed by potential acquisition candidates may limit our ability to consummate future acquisitions.

Seasonality of the automotive retail business adversely affects first quarter revenues.

      Our business is seasonal, with a disproportionate amount of revenues received generally in the second, third and fourth fiscal quarters.

Import product restrictions and foreign trade risks may impair our ability to sell foreign vehicles profitably.

      Some of the vehicles and major components of vehicles we sell are manufactured in foreign countries. Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent upon general economic conditions in, and political relations with, a number of foreign countries, particularly Germany, Japan and Sweden. Fluctuations in currency exchange rates may also adversely affect our sales of vehicles produced by foreign manufacturers. Imports into the United States may also be adversely affected by increased transportation costs and tariffs, quotas or duties.

Governmental regulation and environmental regulation compliance costs may adversely affect our profitability.

      We are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements and consumer protection laws. The violation of these laws and regulations can result in civil and criminal penalties against us or in a cease and desist order against our operations if we are not in compliance. Our future acquisitions may also be subject to regulation, including antitrust reviews. We believe that we comply in all material respects with all laws and regulations applicable to our business, but future regulations may be more stringent and require us to incur significant additional costs.

      Our facilities and operations are also subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground and aboveground storage tanks, the use, storage, treatment, transportation, release, recycling and disposal of solid and hazardous materials and wastes and the cleanup of contaminated property or water. We may be required by these laws to pay the full amount of the costs of investigation and/or remediation of contaminated properties, even if we are not at fault for disposal of the materials or if such disposal was legal at the time. People who may be found liable under these laws and regulations include the present or former owner or operator of a contaminated property and companies that generated, transported, disposed of or arranged for the transportation or disposal of hazardous substances found at the property.

      Our past and present business operations are subject to environmental laws and regulations governing the use, storage, handling, recycling and disposal of hazardous or toxic substances such as new and waste motor oil, oil filters, transmission fluid, antifreeze, freon, new and waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. We are also subject to laws and regulations relating to underground storage tanks that exist or used to exist at many of our properties. Like many of our competitors, we have incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations. In addition, soil and groundwater contamination exists at certain of our properties. We cannot assure you that our other properties have not been or will not become similarly contaminated. In addition, we could become subject to potentially material new or unforeseen environmental costs or liabilities because of our acquisitions.

      Environmental laws and regulations, including those governing air emissions and underground storage tanks, could require compliance with new or more stringent standards that are imposed in the future. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Consequently, we may be required to make substantial expenditures in the future.

Concentration of voting power and antitakeover provisions of our charter, Delaware law and our dealer agreements may reduce the likelihood of any potential change of control of Sonic.

      Sonic's common stock is divided into two classes with different voting rights. This dual class stock ownership allows the present holders of the Class B common stock to control Sonic. Holders of Class A common stock have one vote per share on all matters. Holders of Class B common stock have 10 votes per share on all matters, except that they have only one vote per share on any transaction proposed by the Board of Directors or a Class B common stockholder or otherwise benefiting the Class B common stockholders constituting a:

       (1)   "going private" transaction;

       (2)   disposition of substantially all of our assets;

       (3)   transfer resulting in a change in the nature of our business; or

       (4) merger or consolidation in which current holders of common stock would own less than 50% of the common stock following such transaction.

      The holders of Class B common stock currently hold less than a majority of Sonic's outstanding common stock, but a majority of Sonic's voting power. This may prevent or discourage a change of control of Sonic even if such action were favored by holders of Class A common stock.

      Sonic's charter and bylaws make it more difficult for its stockholders to take corporate actions at stockholders' meetings. In addition, options under our 1997 Stock Option Plan become immediately exercisable on a change in control. Also, Delaware law makes it difficult for stockholders who have recently acquired a large interest in a company to consummate a business transaction with the company against its directors' wishes. Finally, restrictions imposed by our dealer agreements may impede or prevent any potential takeover bid. Generally, our franchise agreements allow the manufacturers the right to terminate the agreements upon a change of control of our company and impose restrictions upon the transferability of any significant percentage of our stock to any one person or entity who may be unqualified, as defined by the manufacturer, to own one of its dealerships. The inability of a person or entity to qualify with one or more of our manufacturers may prevent or seriously impede a potential takeover bid. These agreements, corporate documents and laws, as well as provisions of our lending arrangements creating an event of default on a change in control, may have the effect of delaying or preventing a change in control or preventing stockholders from realizing a premium on the sale of their shares upon an acquisition of Sonic.

New accounting pronouncements on business combinations and goodwill could affect future earnings.

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141: Business Combinations. SFAS 141 prohibits the pooling-of-interests method of accounting and requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. In addition, SFAS 141 provides additional guidance regarding the measurement and recognition of goodwill and other acquired intangible assets. The provisions of this standard became effective beginning July 1, 2001. For acquisitions after this, we are required to classify certain intangible assets, such as franchise rights granted from automobile manufacturers, as intangible assets apart from goodwill.

      In July 2001, the FASB also issued SFAS No. 142: Goodwill and Other Intangible Assets. Among other things, SFAS 142 no longer permits the amortization of goodwill, but requires that the carrying amount of goodwill be reviewed and reduced against operations if it is found to be impaired. This review must be performed on at least an annual basis, but must also be performed upon the occurrence of an event or circumstance that indicates a possible reduction in value. SFAS 142 does require the amortization of intangible assets other than goodwill over their useful economic lives, unless the useful economic life is determined to be indefinite. These intangible assets are required to be reviewed for impairment in accordance with SFAS 144: Accounting for Impairment or Disposal of Long-Lived Assets. Intangible assets that are determined to have an indefinite economic life may not be amortized and must be reviewed for impairment in accordance with the terms of SFAS 142. The provisions of SFAS 142 become effective for us beginning January 1, 2002; however, goodwill and other intangible assets determined to have an indefinite useful life acquired in business combinations completed after June 30, 2001 will not be amortized. Early adoption and retroactive application is not permitted for Sonic. While we are currently evaluating the provisions of SFAS 142, we have not yet determined its full impact on our consolidated financial statements. As of December 31, 2000, the carrying amount of goodwill was $668.8 million and represented 37.4% of total assets and 148.3% of total stockholders' equity. As of September 30, 2001, the carrying amount of goodwill was $689.2 million and represented 40.8% of total assets and 140.7% of total stockholders' equity.

      In August 2001, the FASB issued SFAS No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 establishes a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS 144 is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the provisions of SFAS 144 and have not yet determined the impact on our consolidated financial statements.

                               THE EXCHANGE OFFER

Background and Reasons for the Exchange Offer

      We issued the Series B notes on December 10, 1998 in exchange for $125.0 million of Series A notes.

      On November 19, 2001, we privately placed $75.0 million of Series C notes. Simultaneously with the sale of the Series C notes, we entered into a registration rights agreement with the initial purchasers of the Series C notes--Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC. Under this registration rights agreement, we agreed to file this registration statement regarding the exchange of all of the outstanding Series B and Series C notes for Series D notes. The terms of the Series D notes will be identical in all material respects to the Series B and Series C notes. We also agreed to use our reasonable best efforts to cause this registration statement to become effective with the Commission. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

      Under the registration rights agreement we agreed, for the benefit of the holders of the Series C notes, at our cost, to use our reasonable best efforts

       (a) to file with the Commission this registration statement with respect to the exchange offer for the Series D notes on or before January 18, 2002,

       (b) to cause the exchange offer registration statement to be declared effective under the Securities Act on or before April 3, 2002,

       (c) to keep the exchange offer registration statement effective until the closing of this exchange offer, and

       (d) to cause the exchange offer to be consummated on or before May 3, 2002.

      Promptly after this registration statement has been declared effective, we will offer the Series D notes in exchange for surrender of the Series B notes and the Series C notes. We will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Series B notes and the Series C notes. For each Series B note and Series C note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of each Series B note or Series C note will receive a Series D note having a principal amount equal to that of the tendered Series B note or Series C note; provided that no Series B note will be exchanged pursuant to the exchange offer unless at least $50 million in aggregate face value of the Series B notes are tendered and not withdrawn. We can provide no assurance that any Series B notes will be exchanged in this exchange offer. Interest on each Series D note will accrue from the last date on which interest was paid on the tendered Series B note or Series C note in exchange therefor. We will not complete the exchange offer until after our February 1, 2002 interest payment on the Series B and Series C notes.

      If any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect this exchange offer, or if for any other reason this registration statement is not declared effective by April 3, 2002 the exchange offer is not consummated by May 3, 2002, or upon the request of any of the initial purchasers, or if a holder of the Series C notes is not permitted by applicable law to participate in the exchange offer or elects to participate in the exchange offer but does not receive fully tradable Series D notes pursuant to the exchange offer, we will, in lieu of effecting the registration of the Series D notes pursuant to this registration statement and at our cost,

       (a) as promptly as practicable, file with the Commission a shelf registration statement covering resales of the Series C notes,

       (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or before May 3, 2002 and

       (c) use our reasonable best efforts to keep effective the shelf registration statement for a period of two years after its effective date (or for such shorter period that will terminate when all of the Series C notes covered by the shelf registration statement have been sold pursuant thereto or cease to be outstanding).

      If we file a shelf registration statement, we will provide to each holder of the Series C notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Series C notes has become effective and take certain other actions as are required to permit unrestricted resales of the Series C notes. A holder of Series C notes who sells Series C notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

      In the event that (a) the exchange offer registration statement is not filed with the Commission on or prior to January 18, 2002, (b) the exchange offer registration statement is not declared effective on or prior to April 3, 2002, (c) the exchange offer is not consummated or a shelf registration statement is not declared effective, in either case, on or prior to May 3, 2002 or (d) the shelf registration statement is declared effective but shall thereafter become unusable for more than 30 days in the aggregate of any 12 consecutive month period (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Series C notes shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which increased rate will further increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any Registration Default, with an aggregate maximum increase in the interest rate equal to one percent per annum. Following the cure of all Registration Defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

      The form and terms of the Series D notes are identical in all material respects to the form and terms of the Series B and Series C notes. The Series D notes, like the Series B notes, will be registered under the Securities Act. The Series C notes are not currently registered under the Securities Act. As a result, the Series D notes issued in the exchange offer will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Series C notes. The Series C notes provide that, if this registration statement relating to the exchange offer had not been filed by January 18, 2002, declared effective by April 3, 2002, and the exchange offer is not consummated by May 3, 2002 except under limited circumstances, we will pay liquidated damages on the Series C notes. Upon the completion of the exchange offer, you will not be entitled to any liquidated damages on your Series C notes or any further registration rights under the registration rights agreement, except under limited circumstances. The exchange offer is not extended to holders of Series B or Series C notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

      In this section entitled "The Exchange Offer," the term "holder" means:

      o any person in whose name the Series B or Series C notes are registered on our books;
      o any other person who has obtained a properly completed bond power from the registered holder; or
      o any person whose Series B or Series C notes are held of record by DTC and who wants to deliver these Series B or Series C notes by book-entry transfer at DTC.

Terms of the Exchange Offer

      We are offering to exchange up to $200.0 million total principal amount of Series D notes for the same aggregate principal amount of Series B and Series C notes. The Series B and Series C notes must be tendered properly and not withdrawn on or before expiration of the exchange offer, as described below. In exchange for Series B and Series C notes properly tendered and accepted, we will issue a like total principal amount of up to $200.0 million in Series D notes.

      The exchange offer and withdrawal rights expire at 5:00 p.m., New York City time, on _______, February __, 2002. We may extend this deadline for any reason. We refer to the last day on which tenders will be accepted, whether on February __, 2002 or any later date to which the exchange offer may be extended, as the "Expiration Date." You may tender all, some or none of your Series B or Series C notes.

      The exchange offer is for the Series B notes is conditioned upon the valid tender of at least $50.0 million in aggregate principal amount of Series B notes. The exchange offer for the Series C notes is not conditioned upon holders tendering a minimum principal amount of Series B or Series C notes. As of the date of this prospectus, there is $125.0 million aggregate principal amount of Series B notes outstanding and $75.0 million aggregate principal amount of Series C notes outstanding.

      You do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender Series B or Series C notes or you tender Series B or Series C notes that we do not accept, your Series B or Series C notes will remain outstanding. Any Series B or Series C notes that remain outstanding after completion of the exchange offer will be entitled to the benefits of the indenture under which they were issued. The Series D notes will be entitled to the benefits of the indenture under which they will be issued. The Series C notes will not, however, be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See the section entitled "Risk Factors--Failure to exchange your Series B or Series C notes may have adverse consequences to you" for more information regarding notes outstanding after the exchange offer.

      After the expiration date, we will return to you as soon as reasonably practicable any tendered Series B or Series C notes that we did not accept for exchange.

      You will not have to pay brokerage commissions or fees or transfer taxes for exchanging your Series B or Series C notes if you follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than those taxes described below, in the exchange offer. See "--Fees and Expenses" below for further information regarding fees and expenses.

      Neither we nor any of our officers or directors make any recommendation as to whether you should tender your Series B or Series C notes in the exchange offer. You must make your own decision after reading this prospectus and the documents incorporated by reference, including the discussion entitled "Risk
Factors" beginning on page 11, and consulting with your advisors based on your own financial position and requirements.

      We have the right, in accordance with applicable law, at any time:

      o to delay the acceptance of the Series B or Series C notes;
      o to terminate the exchange offer if we determine that any of the conditions to the exchange offer has not occurred or has not been satisfied or waived;
      o to extend the expiration date of the exchange offer and keep all outstanding notes tendered other than those notes properly withdrawn; and
      o to waive any condition or amend the terms of the exchange offer.

      If we materially change the terms of the exchange offer, or if we waive a material condition of the exchange offer, we will promptly distribute a prospectus supplement to you disclosing the change or waiver. We also will extend the exchange offer as required by Rule 14e-1 under the Securities Exchange Act of 1934.

      If we exercise any of the rights listed above, we will promptly give oral or written notice of the action to the exchange agent, and we will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Acceptance of Series B or Series C notes for Exchange; Issuance of
Series D notes

      If all the conditions to the exchange offer are met or waived, we will accept for exchange any and all Series B or Series C notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount at maturity of registered Series D notes in exchange for each $1,000 principal amount at maturity of Series B or Series C notes accepted in the exchange offer. Series B and Series C notes may be tendered only in minimum denominations of $1,000 principal amount. As of the date of this prospectus, an aggregate of $125.0 million in principal amount at maturity of the Series B notes are outstanding and an aggregate of $75.0 million in principal amount at maturity of the Series C notes are outstanding. This prospectus, together with the accompanying letter of transmittal, is first being sent on or about January __, 2002, to the nominee of the DTC and to others believed to have beneficial ownership in the Series B and Series C notes.

      We will be deemed to have exchanged Series B or Series C notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance. The exchange agent is an agent for us for receiving tenders of Series B or Series C notes, letters of transmittal and related documents. The exchange agent is also an agent for tendering holders for receiving Series B and Series C notes, letters of transmittal and related documents and transmitting Series D notes to validly tendering holders. If for any reason, we:

      o delay the acceptance or exchange of any Series B or Series C notes;
      o extend the exchange offer; or
      o are unable to accept or Series D notes,

then the exchange agent may, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Series B and Series C notes. Notes that the exchange agent retains may not be withdrawn, except according to the withdrawal procedures outlined below in the section entitled "--Withdrawal Rights."

      In tendering Series B or Series C notes, you must represent and warrant in the letter of transmittal or in an agent's message, which is described below, that:

      o you have full power and authority to tender, exchange, sell, assign and transfer Series B or Series C notes;
      o we will acquire good, marketable and unencumbered title to the tendered Series B or Series C notes, free and clear of all liens, restrictions, charges and other encumbrances; and
      o the Series B or Series C notes tendered for exchange are not subject to any adverse claims or proxies.

      You also must represent, warrant and agree that you will, upon request, execute and deliver any additional documents that we or the exchange agent request to complete the exchange, sale, assignment and transfer of the Series B or Series C notes.

Procedures for Tendering Book-Entry Interests


      The Series B and Series C notes were issued as global securities. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

      If you hold your Series B or Series C notes in the form of book-entry interests and you wish to tender your Series B or Series C notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

      o a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the back of cover of this prospectus; or

      o a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

      In addition, in order to deliver Series B or Series C notes held in the form of book-entry interests:

      o the exchange agent must receive a confirmation of the book-entry transfer of these notes into the exchange agent's account at DTC on or prior to the expiration date; or
      o you must comply with the guaranteed delivery procedures described below.


Certificated Series B and Series C Notes

      Only registered holders of certificated Series B or Series C notes may tender those notes in the exchange offer. If your Series B or Series C notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth on the back cover of this prospectus. In addition, in order to validly tender your certificated Series B or Series C notes:

      o the certificates representing your Series B or Series C notes must be received by the exchange agent on or prior to the expiration date; or
      o you must comply with the guaranteed delivery procedures described below.


Series B and Series C Notes Held Through a Broker

      If you hold your Series B or Series C notes through a broker, do not use the letter of transmittal to direct the tender of your Series B or Series C notes. You should contact your broker directly for instructions on how to participate in the exchange offer. Your broker must notify the DTC and cause it to transfer the notes into the exchange agent's account in accordance with DTC procedures. The broker must also ensure that the exchange agent receives a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system, in which you acknowledge and agree to be bound by the terms of the letter of transmittal before the exchange offer expires.

Procedures Applicable to All Holders

      Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the exchange agent actually receives the items to be delivered. You should not deliver any of the required documents to DTC or us. Delivery of documents to DTC in accordance with its procedures or to us does not constitute delivery to the exchange agent. If delivery is by mail, we recommend registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, you should allow sufficient time to ensure timely delivery.

      If you validly tender Series B or Series C notes and you do not withdraw the tender on or prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Signature Guarantees

      You do not need to endorse certificates for the Series B or Series C notes or provide signature guarantees on the letter of transmittal unless:

      (1)  someone other than the registered holder tenders the certificate; or

      (2) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

      In the case of (1) or (2) above, you must sign your Series B or Series C note or provide a properly executed bond power. The signature on the bond power and on the letter of transmittal must be guaranteed by an eligible institution. An eligible institution is a member of the S.T.A.M.P. Medallion program, and generally includes a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or a correspondent in the United States. Most banks, brokerage firms and financial institutions are eligible institutions.

Guaranteed Delivery Procedures

      If you wish to tender your Series B or Series C notes but your notes are not immediately available, or time will not permit your notes or other required documentation to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may still tender your Series B or Series C notes if:

     o  the tender is made through an eligible institution;
     o the exchange agent receives from the eligible institution on or before the expiration of the exchange offer, a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us; and
     o the exchange agent receives the certificates for all physically tendered Series B or Series C notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed letter of transmittal and all other documents required by the letter of transmittal, within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

      You may deliver the notice of guaranteed delivery by hand, telegram or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in the notice.

Determination of Validity

      We will resolve all questions regarding the form of documents, validity, eligibility, time of receipt and acceptance for exchange of any tendered Series B or Series C notes. Our resolution of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, is final and binding on all parties. A tender of Series B or Series C notes is invalid until all irregularities have been cured or waived. Neither we nor the exchange agent or any other person is under any obligation to give notice of any irregularities in tenders, and they are not liable for failing to give any such notice. We reserve the absolute right, in our sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of Series B or Series C by any holder. We need not waive similar conditions or irregularities in the case of other holders.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Resales of Series D notes

      We are exchanging the Series B and Series C notes for Series D notes in reliance upon the position of the staff of the Commission, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the staff's letters to other parties, we believe that holders of Series D notes, other than broker-dealers, can offer their Series D notes for resale, resell and otherwise transfer the Series D notes without delivering a prospectus to prospective purchasers. However, you must acquire the Series D notes in the ordinary course of business and have no intention of engaging in a distribution of the Series D notes, as a "distribution" is defined by the Securities Act.

      If you are an "affiliate" of us or you intend to distribute Series D notes, within the meaning of the Securities Act, or if you are a broker-dealer who purchased Series B or Series C notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, you:

      o cannot rely on the staff's interpretations in the above mentioned interpretive letters;
      o  cannot tender Series B or Series C notes in the exchange offer; and
      o must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Series B or Series C notes, unless the sale is exempt.

      In addition, if you are a broker-dealer who acquired Series B or Series C notes for your own account as a result of market-making or other trading activities and you exchange the Series B or Series C notes for Series D notes, you must deliver a prospectus with any resales of the Series D notes.

      If you want to exchange your Series B or Series C notes for Series D notes, you will be required to affirm that you:

      .     are not an "affiliate" of us;
      .     are acquiring the Series D notes in the ordinary course of your business;
      .     have no arrangement or understanding with any person to participate in a distribution of the Series D notes, within the meaning of the Securities Act; and
      .     are not a broker-dealer, are not engaged in, and do not intend to engage in, a distribution of the Series D notes, within the meaning of the Securities Act.

      In addition, we may require you to provide information regarding the number of "beneficial owners" of the Series B or Series C notes within the meaning of Rule 13d-3 under the Exchange Act. Each broker-dealer that receives Series D notes for its own account must acknowledge that it acquired the Series B or Series C notes for its own account as the result of market-making activities or other trading activities. Each broker-dealer must further agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Series D notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the staff's position in interpretive letters issued to third parties, we believe that broker-dealers who acquired Series B or Series C notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Series D notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed that a broker-dealer may use this prospectus for a period ending 180 days after the expiration date of the exchange offer. You should read the section entitled "Plan of Distribution" for further information about the use of this prospectus by broker-dealers. A broker-dealer intending to use this prospectus in the resale of Series D notes must notify us, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of us may not rely on the staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling Series D notes.

      Each participating broker-dealer exchanging Series B or Series C notes for Series D notes agrees that, upon receipt of notice from us:

       (a) that any statement contained or incorporated by reference in this prospectus makes the prospectus untrue in any material respect;
       (b) that this prospectus omits to state a material fact necessary to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading; or
       (c) of the occurrence of other events specified in the registration rights agreement,

      the participating broker-dealer will suspend the sale of Series D notes. Each participating broker-dealer agrees not to resell the Series D notes until:

       (1) we have amended or supplemented this prospectus to correct the misstatement or omission and we furnish copies of the amended or supplemented prospectus to the participating broker-dealer; or
       (2)   we give notice that the sale of the Series D notes may be resumed.

      If we give notice suspending the sale of Series D notes, it shall extend the 180-day period during which this prospectus may be used by a participating broker-dealer by the number of days between the date we give notice of suspension and the date participating broker-dealers receive copies of the amended or supplemented prospectus or the date we give notice resuming the sale of Series D notes.

Withdrawal Rights

   You can withdraw tenders of Series B or Series C notes at any time on or before the expiration date.

      For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a notice of withdrawal or an agent's message to the appropriate exchange agent on or before the expiration date. The notice of withdrawal must specify the name of the person tendering the Series B or Series C notes to be withdrawn, the total principal amount of Series B or Series C notes withdrawn and the name of the registered holder of the Series B or Series C notes if different from the name of the person tendering the Series B or Series C notes. If you delivered Series B or Series C notes to the exchange agent, you must submit the serial numbers of the Series B or Series C notes to be withdrawn, and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of Series B or Series C notes tendered for the account of an eligible institution. If you tendered Series B or Series C notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Series B or Series C notes. You must deliver the notice of withdrawal to the exchange agent by written, telegraphic, telex or facsimile transmission, or by an agent's message. You may not rescind withdrawals of tender. Series B or Series C notes properly withdrawn may again be tendered at any time on or before the expiration date.

      We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither we nor the exchange agent or any other person is under any obligation to give notice of any irregularities in withdrawals, and they are not liable for failing to give any such notice. Withdrawn Series B or Series C notes will be returned to you after withdrawal as soon as reasonably practicable.

Interest on Series D notes

      The Series D notes will bear interest at a rate of 11% per annum. Interest is payable semi-annually on February 1 and August 1 of each year. Holders of Series D notes will receive interest from the date of initial issuance of the Series D notes, plus an amount equal to the accrued but unpaid interest on the Series B or Series C notes exchanged for the Series D notes. Interest on the Series B or Series C notes accepted for exchange will cease to accrue upon issuance of the Series D notes.

Extension of Tender Period; Termination; Amendment

      We expressly reserve the right, in our sole discretion, for any reason, including the non-satisfaction of any of the conditions for completion described below, to extend the period of time during which the exchange offer is open or to amend the terms of the exchange offer in any respect. In any of these cases, we will make a public announcement of the extension or amendment promptly.

      If we materially change the terms of or information concerning the exchange offer, we will extend the exchange offer. The Commission has stated that, as a general rule, it believes that an offer should remain open for a minimum of five business days from the date that notice of the material change is first given. The length of time the exchange offer must remain open will depend on the particular facts and circumstances.

      If any of the conditions indicated in the next section have not been met, we reserve the right, in our sole discretion, so long as Series B or Series C notes have not been accepted for exchange, to delay the acceptance of any Series B or Series C notes or to terminate the exchange offer and not accept for exchange any Series B or Series C notes.

      If we extend the exchange offer, are delayed in accepting any Series B or Series C notes or are unable to accept for exchange any Series B or Series C notes under the exchange offer for any reason, then, without affecting our rights under the exchange offer, the exchange agent may, on our behalf, retain all Series B or Series C notes tendered. These notes may not be withdrawn except as provided in the section entitled "Withdrawal Rights" on page 35. Our reservation of the right to delay acceptance of any Series B or Series C notes is subject to applicable law, which requires that we pay the consideration offered or return the Series B or Series C notes deposited promptly after the termination or withdrawal of the exchange offer.

      We will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date.

Conditions to the Exchange Offer

      We may not accept Series B notes for exchange unless at least $50.0 million in aggregate principal amount of Series B notes are validly tendered. The exchange offer for the Series C notes is not subject to this condition. We may not accept Series B or Series C notes for exchange and may terminate or not complete the exchange offer at any time prior to the expiration of the exchange offer if:

       . the staff of the Commission no longer allows the Series D notes to be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act;
       . a governmental body passes any law, statute, rule or regulation which prohibits or prevents the exchange offer;
       . the Commission or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or
       . we are unable to obtain any governmental approval that is necessary to complete the exchange offer.

      If we reasonably believe that any of the above conditions has occurred, we may:

       . terminate the exchange offer and as promptly as practicable return all tendered Series B or Series C notes;

       .     extend the exchange offer;

       . waive the unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer; or

       .     amend the terms of the exchange offer in any respect.

      These conditions are solely for our benefit. We may assert these conditions with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to them. We may waive any condition in whole or in part at any time in our discretion. Our failure to exercise our rights under any of the above conditions does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. All conditions must be satisfied or waived prior to the expiration of the exchange offer. Any determination by us concerning the conditions described above will be final and binding on all parties.

Exchange Agent

      We appointed U.S. Bank Trust National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the following address for the exchange agent:

                      U.S. Bank Trust National Association
                             U.S. Bank Trust Center
                              180 East Fifth Street
                            St. Paul, Minnesota 55101
                            Attn: Specialized Finance Group
                           (800) 934-6802 (telephone)
                           (651) 244-1537 (facsimile)

      If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

      We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus and related documents to holders of Series B or Series C notes, and for handling or tendering for their customers.

      We will pay the transfer taxes for the exchange of the Series B or Series C notes in the exchange offer. If, however, Series D notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of Series B or Series C notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

      We will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

Accounting Treatment

      The Series D notes will be recorded at the same carrying value as the Series B or Series C notes. Accordingly, we will not recognize any gain or loss on the exchange for accounting purposes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected consolidated income statement data for the years ended December 31, 1998, 1999 and 2000 and the selected consolidated balance sheet data as of December 31, 1999 and 2000 are derived from Sonic's audited financial statements which are incorporated by reference. The selected consolidated income statement data for the years ended December 31, 1996 and 1997 and the selected consolidated balance sheet data as of December 31, 1996, 1997 and 1998 are derived from Sonic's audited consolidated financial statements, none of which are included in or incorporated by reference in this prospectus. The selected consolidated balance sheet data as of September 30, 2000 is derived from Sonic's unaudited consolidated financial statements, which are not included in or incorporated by reference in this prospectus. The selected consolidated income statement data for the nine months ended September 30, 2000 and 2001 and the selected consolidated balance sheet data as of September 30, 2001 are derived from Sonic's unaudited consolidated financial statements which are incorporated by reference in this prospectus. In the opinion of management, these unaudited financial consolidated statements reflect all adjustments necessary for a fair presentation of Sonic's results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. In accordance with accounting principles generally accepted in the United States of America, the selected consolidated financial data has been retroactively restated to reflect Sonic's two-for-one common stock split that occurred on January 29, 1999. This selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes incorporated by reference herein.

      We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations of these dealerships prior to the date they were acquired by us. The selected consolidated financial data of Sonic discussed below reflect the results of operations and financial positions of each of our dealerships acquired prior to September 30, 2001. As a result of the effects of our acquisitions and other potential factors in the future, the historical consolidated financial information described in selected consolidated financial data is not necessarily indicative of the results of operations and financial position of Sonic in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented in the selected consolidated financial data.


                                                                                                             Nine Months Ended
                                                                      Year Ended December 31,                   September 30,
                                                ---------------------------------------------------------    ------------------
                                                  1996       1997        1998         1999        2000        2000        2001
                                                  ----       ----        ----         ----        ----        ----        ----
Income Statement Data                           (dollars and shares in thousands except per share amounts)
Revenues:

   New vehicles                                  $233,979   $343,941    $962,939   $1,968,514  $3,522,049  $2,682,696  $2,770,064
   Used vehicles                                   68,054     85,132     324,740      684,560   1,249,188     962,392     936,990
   Wholesale vehicles                              25,641     38,785     119,351      250,794     430,513     323,231     319,416
                                                 --------   --------   ---------    ---------   ---------   ---------   ---------
      Total vehicles                              327,674    467,858   1,407,030    2,903,868   5,201,750   3,968,319   4,026,470

   Parts, service, and collision repair            42,075     57,537     162,660      364,184     687,975     513,920     581,153
   Finance and insurance                            7,118     10,606      34,011       82,771     162,751     125,362     139,802
                                                 --------   --------   ---------    ---------   ---------   ---------   ---------
      Total revenues                              376,867    536,001   1,603,701    3,350,823   6,052,476   4,607,601   4,747,425

Cost of sales                                     332,122    473,003   1,396,259    2,896,400   5,187,289   3,951,528   4,048,753
                                                 --------   --------   ---------    ---------   ---------   ---------   ---------
Gross profit                                       44,745     62,998     207,442      454,423     865,187     656,073     698,672
Selling, general and administrative expenses       32,602     46,770     150,130      326,914     633,356     473,745     527,009
Depreciation and amortization                       1,076      1,322       4,607       11,699      22,714      17,344      19,384
                                                  -------     ------      ------     --------     -------     -------     -------
Operating income                                   11,067     14,906      52,705      115,810     209,117     164,984     152,279
Other income and expense:
   Interest expense, floor plan                     5,968      8,007      14,096       22,536      47,109      34,012      30,188
   Interest expense, other                            433      1,199       9,395       21,586      42,243      31,200      26,989
   Other income                                       355        298         426        1,286         107         109         120
                                                  -------    -------     -------      -------     -------     -------     -------
      Total other expense, net                      6,046      8,908      23,065       42,836      89,245      65,103      57,057
                                                  -------    -------     -------      -------     -------     -------     -------

Income before income taxes and minority interest    5,021      5,998      29,640       72,974     119,872      99,881      95,222
Provision for income taxes                          1,924      2,249      11,083       28,325      45,700      38,000      37,135
                                                ---------  ---------   ---------    ---------   ---------   ---------    --------
Income before minority interest                     3,097      3,749      18,557       44,649      74,172      61,881      58,087
Minority interest in earnings of subsidiary           114         47          --           --          --          --          --
                                                 --------   --------   ---------   ----------  ----------  ----------   ---------
Net income                                      $   2,983  $   3,702   $  18,557   $   44,649  $   74,172   $  61,881   $  58,087
                                                 ========   ========    ========    =========   =========    ========    ========
Diluted net income per share                          N/A  $    0.27   $    0.74   $     1.27  $     1.69   $    1.40   $    1.40
Weighted average number of diluted shares
outstanding                                           N/A     13,898      24,970       35,248      43,826      44,257      41,511
                                                            ========    ========     ========   =========    ========    ========

Ratio of earnings to fixed charges (a)
Consolidated Balance Sheet Data:                     7.3x       4.1x        3.3x         3.4x        3.0x        3.2x        3.2x
Cash and cash equivalents                       $   6,679  $  18,304   $  51,834   $   83,111  $  109,325   $  89,813  $  103,431
Inventories                                        71,550    156,514     264,971      630,857     773,785     661,175     654,762
Total assets                                      110,976    291,450     576,103    1,501,102   1,789,248  1,654,0710   1,689,314
Notes payable-floor plan                           63,893    133,236     228,158      517,575     684,718     540,950     557,301
Long-term debt (b)                                  6,719     49,653     145,790      425,894     493,309     498,951     457,032
Total liabilities                                  84,367    207,085     433,674    1,098,529   1,338,326   1,210,767   1,199,395
Minority interest                                     314        ---         ---          ---         ---          --          --
Stockholders' equity                               26,295     84,365     142,429      402,573     450,922     443,304     489,919

----------------------------

      (a) Fixed charges is defined as interest (other than interest expense related to notes payable-floor plan) and such portion of rent expense determined to be representative of the interest factor (33%). The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

      (b) Long-term debt includes current maturities of long-term debt, the payable to our affiliates and the payable to Sonic's Chairman. See Sonic's Consolidated Financial Statements and related notes incorporated by reference in this prospectus.

                              DESCRIPTION OF NOTES

      The Series D notes will be issued under an Indenture (the "Indenture"), dated as of November 19, 2001, among Sonic, the Guarantors and U.S. Bank Trust National Association (the "Trustee"). The Series C notes were issued under the same Indenture. The Series B notes were issued under an indenture, dated as of July 1, 1998, among Sonic, the Guarantors and U.S. Bank Trust National Association. The terms of the Series B, Series C and Series D notes include those stated in their respective indentures and those made a part of their respective indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Parenthetical references to "Section" mean the applicable section of the Indenture. For definitions of certain capitalized terms used in this Description of Notes, see "-Certain Definitions."

      The following is a summary of the material provisions of the Indenture governing the Series D notes and does not purport to be complete or to describe all of the provisions of the Indenture that may be important to you. Where we refer to particular provisions of the Indenture, including the definitions of certain terms, such references are qualified in their entirety by reference to the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is an exhibit to the registration statement of which this prospectus is a part. In this description, the word "company" refers only to Sonic Automotive, Inc. and not to its subsidiaries, and the word "Note" refers only to the Series D notes.

      The form and terms of the Series B notes and the Series D notes are identical in all material respects. The form and terms of the Series C and Series D notes are identical, except that:

       . the Series D notes have been registered under the Securities Act and, therefore, will not bear legends restricting transfers; and

       . holders of Series D notes will not be, and upon consummation of the exchange offer, holders of the Series C notes will no longer be, entitled to rights under the registration rights agreement, except in limited circumstances described elsewhere in this prospectus.

Principal, Maturity and Interest

      The Indenture provides that up to $200.0 million in aggregate principal amount of notes may be outstanding at any one time. There is an aggregate of $125.0 million of Series B notes and $75.0 million of Series C notes currently outstanding. The Series B and Series C notes will be cancelled once they are exchanged for Series D notes. Consequently, if all of the Series B and Series C notes participate in the exchange offer, there will be an aggregate of $200.0 million of Series D notes outstanding following the exchange offer.

      The Series D notes will mature on August 1, 2008, and will be unsecured senior subordinated obligations of the Company. As described in "Exchange Offer" we have agreed to exchange all of our $125.0 million outstanding Series B notes and all of our $75.0 million of outstanding Series C notes for $200 million of Series D notes. The exchange offer will not be completed until after our February 1, 2002 interest payment on the Series B and Series C notes. Each Note will bear interest at the rate of 11% per annum from the date of its issuance or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on February 1 and August 1 in each year, commencing August 1, 2002, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 15 or July 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309) For U.S. federal income tax purposes, you may elect to amortize the excess of your purchase price for a Note over the Note's principal amount using a constant yield method and treat the amortized portion of such excess allocable to a taxable year as a reduction to interest income on the Note included in the taxable year. Any election to amortize such excess generally will be applicable to all notes you hold at the beginning of the first taxable year to which the election applies and to notes you thereafter acquire, and is irrevocable without the consent of the Internal Revenue Service. We encourage you to consult your own tax advisor concerning the foregoing.

Issuance and Methods of Receiving Payments on the Series D notes

      Principal of, premium, if any, and interest on the Series D notes will be payable, and the Series D notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Series D notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Series D notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

Subsidiary Guarantees

      Payment of the Series D notes will be guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect Restricted Subsidiaries of the Company on the Issue Date. Substantially all of the Company's operations are conducted through its subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Series D notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Series D notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same. Certain of the Subsidiary Guarantees may not be so subordinated.

      The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

      Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (c) under "-- Certain Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness Restricted Subsidiaries." The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Series D notes by such Restricted Subsidiary on the basis provided in the Indenture.

Optional Redemption

      The Series D notes will be subject to redemption at any time on or after August 1, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:

                                     Redemption
      Year                             Price
      2003                           105.500%
      2004                           103.667%
      2005                           101.833%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

      If less than all of the Series D notes are to be redeemed, the Trustee shall select the Series D notes or portions of them to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Series D notes are listed. If the Series D notes are not so listed, the Trustee shall select them on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Series D notes redeemed in part shall be redeemed only in integral multiples of $1,000 (subject to the procedures of The Depository Trust Company or any other Depositary). (Sections 203, 1101, 1104, 1105 and 1107)

Sinking Fund

      The Series D notes will not be entitled to the benefit of any sinking fund.

Purchase of Series D notes Upon a Change of Control

   General

      If a Change of Control shall occur at any time, then each holder of Series D notes shall have the right to require that the Company purchase such holder's Series D notes in whole or in part in integral multiples of $1,000, at a purchase price (the

"Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Series D notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

   Procedure

      Within 30 days of any Change of Control, the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Series D notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice will state, among other things,

       (1)   that a Change of Control has occurred and the date of the event;

       (2) the circumstances and relevant facts regarding the Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

       (3) the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

       (4)   that any Note not tendered will continue to accrue interest;

       (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series D notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

       (6) certain other procedures that a holder of Series D notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

   Stipulations

      If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient or be able to obtain financing to pay the Change of Control Purchase Price for all or any of the Series D notes that might be delivered by holders of the Series D notes seeking to accept the Change of Control Offer. See "--Ranking." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Series D notes the rights described under "--Events of Default." The Series B notes have a similar repurchase requirement upon a Change of Control.

      In addition to the obligations of the Company under the Indenture with respect to the Series D notes in the event of a Change of Control, all of the Company's Indebtedness under our floor plan facilities, the revolving facility and the construction/mortgage facility also contain an event of default upon a Change of Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. In addition, a Change of Control could result in a termination or nonrenewal of one or more of the Company's franchise agreements or its agreements with the Manufacturers.

      The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Series D notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder's right to require the Company to repurchase the holder's Series D notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

      The provisions of the Indenture will not afford holders of the Series D notes the right to require the Company to repurchase the Series D notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Series D notes, if such transaction is a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

      The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

Ranking

   General

      The payment of the principal of, premium, if any, and interest on, the Series D notes will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full of all Senior Indebtedness. The Series D notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

   Payment Stoppages

      Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from a representative of holders of any Designated Senior Indebtedness (collectively, a "Senior Representative") of written notice of such default, no payment (other than payments previously made or set aside pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, the Series D notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Series D notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall resume making any and all required payments in respect of the Series D notes, including any missed payments.

      Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind of character (excluding certain permitted equity interests or subordinated securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Series D notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Series D notes for the period specified below (the "Payment Blockage Period").

      The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

       (i)   the 179th day after such commencement;

       (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full; or

       (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period.

      After the occurrence of any of the dates set forth in clauses (i), (ii) or
(iii), the Company will promptly resume making any and all required payments in respect of the Series D notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Series D notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

      If the Company fails to make any payment on the Series D notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Series D notes to accelerate the maturity thereof. See "-- Events of Default."

      The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution, excluding distributions of certain permitted equity interests or subordinated securities, is made on account of the principal of, premium, if any, or interest on the Series D notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Series D notes (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture").

   Liquidation/Insolvency

      By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Series D notes. Funds which would be otherwise payable to the holders of the Series D notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and the Company may be unable to meet its obligations fully with respect to the Series D notes.

   Guarantees

      Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Series D notes are subordinated to Senior Indebtedness and during any period when payment on the Series D notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked. However, certain of the Subsidiary Guarantors may not be so subordinated.

   Related Definitions

      "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on July 31, 1998 or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Series D notes. Notwithstanding the foregoing, "Senior Indebtedness" shall (x) include the Floor Plan Facility and the Revolving Facility to the extent the Company is a party to them and (y) not include

       (i) Indebtedness evidenced by the Series D notes, the Series B notes or the Series C notes;

       (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company;

       (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

       (iv)  Indebtedness which is represented by Redeemable Capital Stock;

       (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

       (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries;

       (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

       (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

       (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

      "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Floor Plan Facility or the Revolving Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

      "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on July 31, 1998 or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall (x) include the Floor Plan Facility and the Revolving Facility to the extent any Guarantor is a party thereto and (y) not include

            (i) Indebtedness evidenced by the Guarantees or the Guarantees with respect to the Series B notes and Series C notes;

            (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Guarantor;

            (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor;

            (iv) Indebtedness which is represented by Redeemable Capital Stock;

            (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness;

            (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries;

            (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

            (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

            (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

   Limitation on Future Indebtedness

      The Indenture will limit, but not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness. It will prohibit the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Series B, Series C or Series D notes.

Certain Covenants

      The Indenture contains, among others, the following covenants:

      Limitation on Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1. (Section 1008)

      Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

        (i) Indebtedness of the Company and the Guarantors under the Revolving Facility, including any refinancing (as defined below) thereof, in an aggregate principal amount at any one time outstanding, not to exceed the greater of (a) $75 million or (b) 20% of the Company's Consolidated Tangible Assets, in any case under the Revolving Facility (including any refinancing thereof) or in respect of letters of credit thereunder;

        (ii) Indebtedness of the Company and the Guarantors under any Inventory Facility;

        (iii) Indebtedness of the Company pursuant to the Series B and Series C notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Series B and Series C notes;

        (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on July 31 1998, listed on a schedule to the B Indenture and not otherwise referred to in this definition of "Permitted Indebtedness";

        (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is unsecured and is subordinated in right of payment from and after such time as the Series D notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Series D notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v);

        (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

        (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of "-- Limitation on Issuances of Guarantees of and Pledges for Indebtedness";

        (viii) obligations of the Company or any Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

        (ix) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed $20 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

        (x) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

        (xi) Indebtedness evidenced by letters of credit in the ordinary course of business to support the Company's or any Restricted Subsidiary's insurance or self-insurance obligations for workers' compensation and other similar insurance coverages;

        (xii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (iii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Series D notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

        (xiii) Indebtedness of the Company and its Restricted Subsidiaries or any Guarantor in addition to that described in clauses (i) through (xii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10 million outstanding at any one time in the aggregate.

      For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

      Limitation on Restricted Payments. (a)The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

        (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

        (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

        (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

                        (a) to the Company or any of its Wholly Owned Restricted
                    Subsidiaries; or

                        (b)dividends and distributions made by a Restricted
                    Subsidiary:

                             (1) organized as a partnership, limited liability
                         company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

                             (2) on a pro rata basis to all stockholders of such
                         Restricted Subsidiary); or

        (v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

               (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

               (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness;" and

               (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after July 31, 1998 and all Designation Amounts does not exceed the sum of:

                    (A) $5 million;

                    (B) 50% of the aggregate Consolidated Net Income of the
               Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter during which July 31, 1998 fell and ending on the last day of the Company's last fiscal quarter during which such date fell ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

                    (C) the aggregate Net Cash Proceeds received after July 31,
               1998 by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                    (D) the aggregate Net Cash Proceeds received after July 31,
               1998, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                    (E) the aggregate Net Cash Proceeds received after July 31,
               1998, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after July 31, 1998, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); and

                    (F)(a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after July 31, 1998, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary.

                       (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iv) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (viii) being referred to as a "Permitted Payment"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;


               (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net

          Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

               (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph
          (a) of this Section;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness

                    (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

                    (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Series D notes;

                    (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Series D notes; and

                    (4) is expressly subordinated in right of payment to the
               Series D notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

               (v) the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount not to exceed $1.0 million in the aggregate in any calendar year;

               (vi) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

               (vii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal on the Smith Subordinated Loan; and

               (viii) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment. (Section 1009)

      Limitation on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

               (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

               (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $500,000 the Company delivers either an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; and

               (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $1 million, either
          (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

    provided, however, that this provision shall not apply to:

                    (i) compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

                    (ii) any transaction permitted as a Restricted Payment
               pursuant to the covenant described in "--Limitation on Restricted Payments";

                    (iii) the payment of customary fees to directors of the
               Company and its Restricted Subsidiaries;

                    (iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements; and

                    (v) loans or advances to officers of the Company in the
               ordinary course of business not to exceed $1 million in any calendar year. (Section 1010)

      Limitation on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on July 31, 1998 or acquired after July 31, 1998, or (2) assign or convey any right to receive any income or profits from such liens, unless the Series D notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Series D notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens:

               (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under "--Consolidation, Merger, Sale of Assets" or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness"; or

               (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of:

                    (i) the stated amount of any premium or other payment
               required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced; or

                    (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing,

      provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Series D notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Pari Passu Indebtedness or

Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)

      Limitation on Sale of Assets. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale consists of:

               (A) cash or Cash Equivalents,

               (B) the assumption of Senior Indebtedness or Senior Guarantor Indebtedness by the party acquiring the assets from the Company of any Restricted Subsidiary,

               (C) Replacement Assets or

               (D) a combination of any of the foregoing; and

        (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

        (b) If:

               (A) all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof; or

               (B) the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness; or

               (C) if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

        (c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Series D notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

               (A) the Company will make an offer to purchase (an "Offer") from all holders of the Series D notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Series D notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Series D notes, and the denominator of which is the sum of the outstanding principal amount of the Series D notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Series D notes tendered); and


               (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Series D notes will be payable in cash in an amount equal to 100% of the principal amount of the Series D notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Series D notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt

               Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Series D notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Series D notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Series D notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

        (d) If the Company becomes obligated to make an Offer pursuant to clause
  (c) above, the Series D notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

        (e) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1012)

      Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Series D notes by such Restricted Subsidiary. The guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Series D notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Series D notes are subordinated to Senior Indebtedness of the Company under the Indenture.

        (b) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Series D notes on the same terms as the guarantee of such Indebtedness except that

           (A) such guarantee need not be secured unless required pursuant to "--Limitation on Liens,"

           (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Series D notes to the same extent as such Senior Indebtedness is senior to the Series D notes and

           (C) if such Indebtedness is by its terms expressly subordinated to the Series D notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Series D notes at least to the same extent as such Indebtedness is subordinated to the Series D notes.

        (c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Series D notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1013)

       Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Series D notes or the Guarantee of such Guarantor or subordinated in right of payment to the Series D notes or such Guarantee at least to the same extent as the Series D notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be, as set forth in the Indenture. (Section
1017)

      Limitation on Subsidiary Preferred Stock.   The Company will not permit

     (a) any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (ii) Preferred Stock issued by a Person prior to the time

         (A) such Person becomes a Restricted Subsidiary,

         (B) such Person merges with or into a Restricted Subsidiary or

         (C) a Restricted Subsidiary merges with or into such Person;

      provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A),
(B) or (C) or

     (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1015)

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

     (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

     (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

     (iii) make any Investment in the Company or any other Restricted Subsidiary or

     (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for:

     (a) any encumbrance or restriction pursuant to an agreement in effect on July 31, 1998;

     (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on July 31, 1998, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

     (c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided however that the restrictions are applicable only to such Restricted Subsidiary or assets;

     (d) any encumbrance or restriction existing under or by reason of applicable law;

     (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

     (f) covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry;

     (g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

     (h) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Guarantor (including any Inventory Facility (to the extent that such Liens are otherwise incurred in accordance with "-- Limitation on Liens") that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; and


     (i) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (i), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1016)

     Limitation on Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's board of directors;

     (c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation);

     (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

     (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Series D notes; and

     (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

      In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

     The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

      The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

        (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Indebtedness."

      All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions. (Section 1018)

      Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date

       (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders; and

       (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections; and

     (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

     If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Series C notes remain outstanding, the Company will make available to any prospective purchaser of Series C notes or beneficial owner of Series C notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series C notes for Series D notes or until such time as the holders thereof have disposed of such Series C notes pursuant to an effective registration statement under the Securities Act. (Section 1019)

     Additional Covenants. The Indenture also contains covenants with respect to the following matters:

       (i)   payment of principal, premium and interest;

       (ii)  maintenance of an office or agency in The City of New York;

       (iii) arrangements regarding the handling of money held in trust;

       (iv)  maintenance of corporate existence;

       (v)   payment of taxes and other claims;

       (vi)  maintenance of properties; and

       (vii) maintenance of insurance.


Consolidation, Merger, Sale of Assets

   The Company

     The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

       (i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Series D notes, the Indenture and the Registration Rights Agreement (as that term is defined under "Exchange Offer; Registration Rights"), as the case may be, and the Series D notes, the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

       (ii) the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

       (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

       (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants -- Limitation on Indebtedness;"

       (v) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and under the Series D notes;

       (vi) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants -- Limitation on Liens" are complied with; and

       (vii) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

   The Guarantors

      Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

       (i) either (a) the Guarantor will be the continuing corporation, in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Series D notes, the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect;

       (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

       (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

      However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Series D notes is unconditionally released and discharged in accordance with paragraph (c) under the provisions of " -- Certain Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness." (Section 801)

      In the event of any transaction (other than a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture, the Series D notes and/or the related Guarantees, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Series D notes or its Guarantee, as the case may be. (Section 802)

Events of Default

      An Event of Default will occur under the Indenture if:

      (1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

      (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

      (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b),
(c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice (30 days in the case of a default in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" or "-- Limitation on Restricted Payments") has been given, by certified mail,
(x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Series D notes;

       (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets";

       (c) the Company shall have failed to consummate an Offer in accordance with the provisions of "--Certain Covenants-- Limitation on Sale of Assets"; or

       (d) the Company shall have failed to consummate a Change of Control Offer in accordance with the provisions of "--Purchase of Series D notes Upon a Change of Control";

      (4) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $20 million in principal amount, individually or in the aggregate, and either
(a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

      (5) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

      (6) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $20 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company, any Guarantor or any Subsidiary or any of their respective properties and shall not be discharged or fully binded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

      (7) any holder or holders of at least $20 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action, including by way of set-off, to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Restricted Subsidiary, including funds on deposit or held pursuant to lock-box and other similar arrangements;

      (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

       (i) adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

       (ii) seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

       (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties; or

       (iv) ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

      (9) (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any Applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

     (b) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

     (c) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

     (d) the Company or any Significant Restricted Subsidiary

       (i) Consents to the filing of such petition or the appointment of, or taking possession by, a custodian, Receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties,

       (ii)  makes an assignment for the benefit of creditors or

       (iii) admits in writing its inability to pay its debts generally as they become due or

     (e) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (9). (Section 501)

   Result of Events of Default

      If an Event of Default (other than as specified in clauses (8) and (9) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Series D notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Series D notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Series D notes). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of the prior paragraph occurs and is continuing, then all the Series D notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Series D notes, together with accrued and unpaid interest, if any, to the date the Series D notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Series D notes by appropriate judicial proceedings.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Series D notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

        (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

        (ii)  all overdue interest on all Series D notes then outstanding;

        (iii) the principal of and premium, if any, on any Series D notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series D notes and

        (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Series D notes;

      (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

      (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Series D notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

   Waiver of Default by Noteholders

      The holders of not less than a majority in aggregate principal amount of the Series D notes outstanding may on behalf of the holders of all outstanding Series D notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note, which may only be waived with the consent of each holder of Series D notes affected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment. (Section 513)

   Legal Rights of Noteholders

      No holder of any of the Series D notes has any right to institute any proceedings with respect to the Series D notes, the Indenture or any remedy thereunder, unless

       (1) the holders of at least 25% in aggregate principal amount of the outstanding Series D notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Series D notes and the Indenture;

       (2) the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

       (3) the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Series D notes.

      Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

   Notice to and Action of Trustees

      The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1020) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Series D notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of Indenture

      The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Series D notes discharged with respect to the outstanding Series D notes
("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Series D notes, except for

       (i) the rights of holders of such outstanding Series D notes to receive payments in respect of the principal of, premium, if any, and interest on such Series D notes when such payments are due,

       (ii) the Company's obligations with respect to the Series D notes concerning issuing temporary Series D notes, registration of Series D notes, mutilated, destroyed, lost or stolen Series D notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

       (iii) the rights, powers, trusts, duties and immunities of the Trustee and

       (iv)  the defeasance provisions of the Indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Series D notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Series D notes. (Sections 401, 402 and 403)

      In order to exercise either defeasance or covenant defeasance,

      (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Series D notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Series D notes on the Stated Maturity (or on any date after August 1, 2003 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Series D notes on the Defeasance Redemption Date);

      (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
               (B) since July 1, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Series D notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

      (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Series D notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (8) or (9) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

      (v) such defeasance or covenant defeasance shall not cause the Trustee for the Series D notes to have a conflicting interest as defined in the Indenture in violation of and for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

      (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

      (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

      (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Series D notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Series D notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

      (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Series D notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

      (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.(Section 404)


Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Series D notes as expressly provided for in the Indenture) as to all outstanding Series D notes under the Indenture when

      (a) either (i) all such Series D notes theretofore authenticated and delivered (except lost, stolen or destroyed Series D notes which have been replaced or paid or Series D notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Series D notes not theretofore delivered to the Trustee for cancellation

              (x)    have become due and payable,

              (y) will become due and payable at their Stated Maturity within one year, or

              (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Series D notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on such Series D notes at such Maturity, Stated Maturity or redemption date;

      (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

      (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel in form and substance reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound. (Section 1201)

Modifications and Amendments

   With Noteholder Consent

      Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Series D notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

            (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "--Certain Covenants -- Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Purchase of Series D notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto, but only to the extent such definitions relate thereto;

            (iii) reduce the percentage in principal amount of such outstanding Series D notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

            (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Series D notes required for any such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

            (v) except as otherwise permitted under "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

            (vi) amend or modify any of the provisions of the Indenture in any manner which subordinates the Series D notes issued under the Indenture in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing such Guarantee. (Section 902)

   Without Noteholder Consent

      Notwithstanding the foregoing, without the consent of any holders of the Series D notes, the Company, any Guarantor, any other obligor under the Series D notes and the Trustee may modify or amend the Indenture:

      (a) to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Series D notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Series D notes and in any Guarantee in accordance with "-- Consolidation, Merger, Sale of Assets;"

      (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Series D notes for the benefit of the holders of the Series D notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Series D notes, as applicable, in the Indenture, in the Series D notes or in any Guarantee;

      (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Series D notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Series D notes or any Guarantee or to make any other provisions with respect to matters or questions arising under the Indenture, the Series D notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Series D notes;

      (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

      (e)     to add a Guarantor under the Indenture;

      (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

      (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Series D notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

      The holders of a majority in aggregate principal amount of the Series D notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

Governing Law

      The Indenture, the Series D notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 611)

      The holders of a majority in principal amount of the then outstanding Series D notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Series D notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 512, 601 and 603)

Certain Definitions

      "Acquired Indebtedness" means Indebtedness of a Person:

      (i) existing at the time such Person becomes a Restricted Subsidiary or

      (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

      "Affiliate" means, with respect to any specified Person:

      (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

      (ii) any other Person that owns, directly or indirectly, five percent or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

      (iii) any other Person, five percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

      (i) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

      (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

      (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

      For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets:

            (A) that is governed by the provisions described under "--Consolidation, Merger, Sale of Assets,"

            (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture,

            (C)      that is of obsolete equipment,

            (D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection, or

            (E) the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions.

      "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      "B Indenture" means the Indenture, dated as of July 1,1998, among the Company, the Trustee and the other parties thereto providing for the issuance of the Series B notes in aggregate principal amount of $125 million as such indenture has been and may be amended from time to time.

      "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

      "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents, however designated, of such Person's capital stock or other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

      "Cash Equivalents" means

      (i) marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

      (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P"), or any successor rating agency,

      (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and

      (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

      "Change of Control" means the occurrence of any of the following events:

      (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company;

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

      (iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

                        (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments"); and

                        (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation; or

      (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

      "Class A Common Stock" means the Company's Class A common stock, par value $.01 per share, or any successor common stock thereto.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

      "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

      "Company" means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

      "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of:

      (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

      (b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to

                  (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

                  (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

                  (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

                  (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

                        provided that

                  (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

                  (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

      "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

      "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

      (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

                  (i)     amortization of debt discount,

                  (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

                  (iii) the interest portion of any deferred payment obligation,

                  (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

                  (v)     accrued interest, plus

      (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus

      (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause
               (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries.

      "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

                  (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

                  (ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

       (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

       (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

       (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

       (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

       (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following July 31, 1998, or

       (viii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

      "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

      "Consolidated Tangible Assets" of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

      "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

      "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

      "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

      "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

      "Series D notes" means the 11% Senior Subordinated Notes due 2008, Series D issued in the Exchange Offer.

      "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

      "Floor Plan Facility" means an agreement from Ford Motor Credit Company, or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility.

      "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which
(i) for the purpose of determining compliance with the covenants contained in the Indenture were in effect as of July 31,1998 and (ii) for purposes of complying with the reporting requirements contained in the Indenture are in effect from time to time.

      "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

      "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

       (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

       (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

       (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

       (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

       (v)   otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      "Guarantor" means any Subsidiary which is a guarantor of the Series D notes, including any Person that is required to execute a guarantee of the Series D notes pursuant to " -- Certain Covenants -- Limitation on Liens" or "--Limitation on Issuance of Guarantees of and Pledges for Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

      "Indebtedness" means, with respect to any Person, without duplication,

       (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

       (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

       (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

       (iv) all obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

       (v)   all Capital Lease Obligations of such Person,

       (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

       (vii) all Guaranteed Debt of such Person,

       (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

       (ix) Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor and

       (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.

      For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable

Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

      "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Series D notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Series D notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Series D notes, according to the respective terms thereof.

      "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      "Inventory Facility" means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Inventory Facility.

      "Investment" means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Issue Date" means the original issue date of the Series D notes under the Indenture.

      "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

      "Manufacturer" means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

      "Maturity" means, when used with respect to the Series D notes, the date on which the principal of the Series D notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

      "Net Cash Proceeds" means

      (a) with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

              (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

              (ii) provisions for all taxes payable as a result of such Asset Sale,

              (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

              (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

              (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the

                      Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and

      (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is pari passu in right of payment to the Series D notes, including without limitation, the Series B notes, and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee, including, without limitation, the Guarantees with respect to the Series B notes.

      "Permitted Holders" means:

       (i) Mr. O. Bruton Smith or Mr. William S. Egan and their respective guardians, conservators, committees, or attorneys-in-fact;

       (ii) lineal descendants of Mr. Smith or Mr. Egan (in either case, a "Descendant") and their respective guardians, conservators, committees or attorneys-in-fact; and

       (iii) each "Family Controlled Entity," as defined herein. The term "Family Controlled Entity" means

               (a) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants;

               (b) any other corporation if at least 80% of the value of its outstanding equity is owned by a Permitted Holder;

               (c) any partnership if at least 80% of the value of the partnership interests are owned by a Permitted Holder;

               (d) any limited liability or similar company if at least 80% of the value of the company is owned by a Permitted Holder; and

               (e) any trusts created for the benefit of any of the persons listed in clauses (i) or (ii) of this definition.

      "Permitted Investment" means:

       (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary;

       (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness;"

       (iii) Investments in any of the Series B, Series C or Series D notes, as the case may be; provided, however, that the aggregate amount of such Investments shall not exceed $125 million;

       (iv)  Temporary Cash Investments;

       (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

       (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary;

      (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

      (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

      (ix)    Investments in existence on July 31, 1998; and

      (x)     in addition to the Investments described in clauses (i) through
              (ix) above, Investments in an amount not to exceed $10 million in the aggregate at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

      "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company at any time after July 31, 1998; provided that

      (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

      (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

      (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or

                 (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

               (1) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Series D notes,

               (2) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances where the holders of the Series D notes would have similar rights), or

               (3) is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      "Replacement Assets" means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on July 31, 1998 or in business reasonably related thereto.

      "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Unrestricted Subsidiaries."

      "Revolving Facility" means the Credit Agreement among the Company, the Guarantors and Ford Motor Credit Company, dated as of December 15, 1997, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

      "Significant Restricted Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than five percent of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than five percent of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

      "Smith Subordinated Loan" means the subordinated loan from O. Bruton Smith to the Company in the principal amount of $5.5 million in existence on the Issue Date.

      "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

      "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Series D notes or the Guarantee of such Guarantor, as the case may be.

      "Subsidiary" of a Person means:

               (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

               (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

               (iii) any other Person in which such Person, or one or more other
                     Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

      "Temporary Cash Investments" means:

               (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

               (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency;

               (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and

               (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

      "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Unrestricted Subsidiaries."

      "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

               (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

               (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Series D notes.

      "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors' qualifying shares).

Book-Entry Delivery and Form

      The Series D notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Series D notes will not be issued in bearer form.

   Global Notes

      The Series D notes initially will be represented by one or more Series D notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Series D notes in certificated form except in the limited circumstances described below. See "-- Exchanges of Book-Entry Notes for Certificated Notes."

      Initially, the Trustee will act as Paying Agent and Registrar. The Series D notes may be presented for registration of transfer and exchange at the offices of the Registrar.

   Exchange of Book-Entry Notes for Certificated Notes

         A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless:

               (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor depositary;

               (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Series D notes in certificated form; or

               (iii) there shall have occurred and be continuing an Event of
                     Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Series D notes.

      In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests in such Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures. Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the registrar of the Series D notes to reflect a decrease in the principal amount of the relevant Global Note.

   Certain Book-Entry Procedures for Global Notes

      The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement system and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Company that, pursuant to procedures established by it:

            (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

            (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the Global Notes will not have Series D notes registered in their names, will not receive physical delivery of Series D notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

      Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee has or will have any responsibility or liability for:

            (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

            (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Series D notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes; and the Company, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Series D notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Series D notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the Trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same Date Settlement and Payment

      The Company will make payments in respect of the Series D notes represented by the Global Notes (including principal, premium, if any and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Series D notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of the material U.S. federal income tax consequences associated with the exchange of Series B or Series C notes for Series D notes issued in the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular holder or to certain holders subject to special treatment under U.S. federal income tax laws (including, but not limited to, certain financial institutions, partnerships or other pass-through entities, insurance companies, broker-dealers and persons holding their notes as part of a "straddle," "hedge," or "conversion transaction"). This discussion is limited to persons that hold their Series B, Series C or Series D notes as capital assets. We have not sought, and do not intend to seek, a ruling from the IRS regarding the matters discussed herein. Our counsel has not rendered any legal opinion regarding any tax consequences relating to us or to an investor in the Series D notes.

         The exchange of Series B or Series C notes for Series D notes issued in the exchange offer should not be treated as an "exchange" for U.S. federal income tax purposes because the Series D notes issued in the exchange offer should not be considered to differ materially in kind or extent from the Series B or Series C notes. Rather, the Series D notes issued in the exchange offer received by a holder should be treated as a continuation of the Series B or Series C notes in the hands of such holder. As a result there should be no U.S. federal income tax consequences to holders exchanging Series B or Series C notes for Series D notes issued in the exchange offer, and any exchanging holder of Series B or Series C notes should have the same tax basis and holding period in, and income in respect of, the Series D notes as such holder had in the Series B or Series C notes immediately prior to the exchange.

         Perspective holders of the Series D notes being issued in the exchange offer are urged to consult their tax advisors concerning the particular tax consequences of exchanging such holders' Series B or Series C notes for the Series D notes being issued in the exchange offer, including the applicability and effect of any state, local or foreign income and other tax laws.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Series D notes for its own account for Series B or Series C notes pursuant to this exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of Series D notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series D notes received in exchange for Series B or Series C notes where the Series B or Series C notes we acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, we agreed for a period of 180 days from November 8, 2001, the date of the offering memorandum distributed in connection with the sale of the Series C notes, not to directly or indirectly offer, sell, grant any options to purchase or otherwise dispose of any debt securities other than in connection with this exchange offer, except for borrowings under our existing floor plan facilities, construction/mortgage facility and revolving facility.

         We will not receive any proceeds from any sale of Series D notes by broker-dealers. Series D notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series D notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through broker or dealers who receive compensation in the form of commissions or concessions from a broker-dealer and/or the purchasers of Series D notes. Any broker-dealer that resells Series D notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of the Series D notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any such resale of Series D notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

                                  LEGAL MATTERS

      The validity of the Series D notes being offered hereby will be passed upon for Sonic by Moore & Van Allen PLLC, Charlotte, North Carolina.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Sonic Automotive, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

                                  [SONIC LOGO]

                    Offer to Exchange All of Our Outstanding
           Registered 11% Senior Subordinated Notes Due 2008, Series B
                                       And
          Unregistered 11% Senior Subordinated Notes Due 2008, Series C
                                       For
           Registered 11% Senior Subordinated Notes Due 2008, Series D

                        --------------------------------

                                   PROSPECTUS

                        --------------------------------

      All certificates for Series B or Series C notes being tendered, executed Letters of Transmittal and any other required documents should be sent to the Exchange Agent at the address below or tendered pursuant to DTC's Automated Tender Offer Program.

      All questions and requests for assistance and requests for additional copies of the prospectus, the Letter of Transmittal and any other required documents should be directed to the Exchange Agent.

                  The Exchange Agent for the Exchange Offer is:

                      U.S. Bank Trust National Association
                             U.S. Bank Trust Center
                              180 East Fifth Street

                            St. Paul, Minnesota 55101
                            Attn: Specialized Finance Group
                           (800) 934-6802 (telephone)
                           (651) 244-1537 (facsimile)

                You should confirm deliveries sent by facsimile.

      (Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, or by hand delivery or overnight courier)

                           ____________________, 2002

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers.

            The Company's Bylaws effectively provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

            Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

            Section 102(b)(7) provides that a corporation may eliminate or limit that personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

            The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

            Section 4(b) of the Registration Rights Agreement (filed as Exhibit
4.1 to this Registration Statement) provides that the holders of the Series B and Series C Notes covered by this Registration Statement severally and not jointly will indemnify and hold harmless the Company, the Guarantors, and their respective officers, directors, partners, employees, representatives and agents from and against any loss, liability, claim, damage or expense caused by any untrue statement or omission, or alleged untrue statement or omission, in the Registration Statement, in the Prospectus or in any amendment or supplement thereto, in each case to the extent that the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the holders of the Series B and Series C Notes covered by this Registration Statement expressly for use therein, provided, however, that no such holder of the Series B and Series C Notes shall be liable for any claims hereunder in excess of the amount of net proceeds received by such holder of the Series B and Series C Notes from the sale of Registrable Securities pursuant to such Registration Statement.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.                                Description
-----------                                -----------

4.1 Specimen Certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Reg. No. 333-33295) (the "Form S-1")).

4.2 Form of 11% Senior Subordinated Note due 2008, Series B (incorporated by reference to Exhibit 4.3 to Sonic's Registration Statement on Form S-4 (Reg. No. 333-64397 and 333-64397-001 through 333-64397-044) (the "Form
      S-4")).

4.3 Indenture dated as of July 1, 1998 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank Trust National Association, as trustee (the "Trustee"), relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit
      4.2 to the Form S-4).

4.4 First Supplemental Indenture dated as of December 31, 1999 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.2a to the 1999 Form 10-K).

4.5 Second Supplemental Indenture dated as of September 15, 2000 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.4 to Sonic's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (the "September 30, 2000 Form 10-Q")).

4.6 Third Supplemental Indenture dated as of March 31, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.6 to Sonic's Quarterly Report on Form 10-Q for the quarter ended June 30,
      2001).

4.7 Fourth Supplemental Indenture dated as of November 19, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008.

4.8 Registration Rights Agreement dated as of June 30, 1997 among Sonic, O. Bruton Smith, Bryan Scott Smith, William S. Egan and Sonic Financial Corporation (incorporated by reference to Exhibit 4.2 to the Form S-1).

4.9   Form of 11% Senior Subordinated Note due 2008, Series D.

4.10 Indenture dated as of November 19, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank Trust National Association, as trustee (the "Trustee"), relating to the 11% Senior Subordinated Notes due 2008.

4.11 Registration Rights Agreement dated as of November 19, 2001 among Sonic, the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.

4.12 Purchase Agreement dated as of November 8, 2001 between Sonic Automotive, Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Banc of America Securities LLC.

4.13 Subordination Agreement dated as of November 19, 2001 between O. Bruton Smith and U.S. Bank Trust National Association.

5.1** Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1  Power of Attorney (included on signature page hereto).

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association.

99.1  Form of Letter of Transmittal.

99.2   Notice of Guaranteed Delivery.


** To be filed by amendment.

Item 22. Undertakings.

            Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant's annual report pursuant to section 13(a) or section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                             SONIC AUTOMOTIVE, INC.


                             By:            /s/ Theodore M. Wright
                                 ---------------------------------------------
                                   Theodore M. Wright
                                   Vice President, Treasurer and
                                   Chief Financial Officer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of Registrant, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                Signature                               Title                    Date

      /s/ O. Bruton Smith        Chairman, Chief Executive Officer and           December 14, 2001
------------------------------   Director (principal executive
      O. Bruton Smith            officer)


      /s/ Thomas A. Price        Vice Chairman and Director                      December 14, 2001
------------------------------
      Thomas A. Price

      /s/ B. Scott Smith         President, Chief Operating Officer              December 14, 2001
------------------------------   and Director
      B. Scott Smith



      /s/ Theodore M. Wright     Chief Financial Officer (principal              December 14, 2001
------------------------------   financial and accounting officer),
      Theodore M. Wright         Vice President, Treasurer and
                                 Director


      /s/ Jeffrey C. Rachor      Executive Vice President of Retail              December 14, 2001
------------------------------   Operations and Director
      Jeffrey C. Rachor


      /s/ William R. Brooks      Director                                        December 14, 2001
------------------------------
      William R. Brooks


      /s/ William P. Benton      Director                                        December 14, 2001
------------------------------
      William P. Benton


     /s/ William I. Belk         Director                  December 14, 2001
-----------------------------
     William I. Belk

     /s/ H. Robert Heller        Director                  December 14, 2001
-----------------------------
     H. Robert Heller

     /s/ Maryann N. Keller       Director                  December 14, 2001
-----------------------------
     Maryann N. Keller

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                 AUTOBAHN, INC.
                                 CAPITOL CHEVROLET AND IMPORTS, INC.
                                 COBB PONTIAC CADILLAC, INC.
                                 FA SERVICE CORPORATION
                                 FAA AUTO FACTORY, INC.
                                 FAA BEVERLY HILLS, INC.
                                 FAA CAPITOL F, INC.
                                 FAA CONCORD H, INC.
                                 FAA CONCORD N, INC.
                                 FAA DUBLIN N, INC.
                                 FAA DUBLIN VWD, INC.
                                 FAA HOLDING CORP.
                                 FAA MARIN D, INC.
                                 FAA MARIN F, INC.
                                 FAA MARIN LR, INC.
                                 FAA POWAY D, INC.
                                 FAA POWAY G, INC.
                                 FAA POWAY H, INC.
                                 FAA SANTA MONICA V, INC.
                                 FAA SERRAMONTE H, INC.
                                 FAA SERRAMONTE, INC.
                                 FAA STEVENS CREEK, INC.
                                 FAA TORRANCE CPJ, INC.
                                 FORT MILL FORD, INC.
                                 FRANCISCAN MOTORS, INC.
                                 FRONTIER OLDSMOBILE-CADILLAC, INC.
                                 HMC FINANCE ALABAMA, INC.
                                 KRAMER MOTORS INCORPORATED
                                 L DEALERSHIP GROUP, INC.
                                 MARCUS DAVID CORPORATION
                                 RIVERSIDE NISSAN, INC.
                                 ROYAL MOTOR COMPANY, INC.
                                 SANTA CLARA IMPORTED CARS, INC.
                                 SMART NISSAN, INC.
                                 SONIC AUTOMOTIVE - 1400 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE - 1455 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE - 1495 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE - 1500 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE - 3700 WEST BROAD STREET,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE - 4000 WEST BROAD STREET,
                                 COLUMBUS, INC.
                                 SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.
                                 SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.
                                 Sonic - Bethany H, Inc.
                                 SONIC - BUENA PARK H, INC.
                                 SONIC - CAPITAL CHEVROLET, INC.
                                 SONIC - CLASSIC DODGE, INC.
                                 Sonic - Coast Cadillac, Inc.
                                 SONIC - FORT MILL CHRYSLER JEEP, INC.

                                SONIC - FORT MILL DODGE, INC.
                                SONIC - GLOVER, INC.
                                SONIC - HARBOR CITY H, INC.
                                SONIC - MANHATTAN FAIRFAX, INC.
                                SONIC - MANHATTAN WALDORF, INC.
                                SONIC - MONTGOMERY FLM, INC.
                                SONIC - NEWSOME CHEVROLET WORLD, INC.
                                SONIC - NEWSOME OF FLORENCE, INC.
                                SONIC - NORTH CHARLESTON, INC.
                                SONIC - NORTH CHARLESTON DODGE, INC.
                                SONIC - RIVERSIDE, INC.
                                SONIC - RIVERSIDE AUTO FACTORY, INC.
                                SONIC - ROCKVILLE IMPORTS, INC.
                                SONIC - ROCKVILLE MOTORS, INC.
                                SONIC - STEVENS CREEK B, INC.
                                SONIC - WEST COVINA T, INC.
                                SONIC - WEST RENO CHEVROLET, INC.
                                SONIC - WILLIAMS BUICK, INC.
                                SONIC - WILLIAMS CADILLAC, INC.
                                SONIC - WILLIAMS IMPORTS, INC.
                                SPEEDWAY CHEVROLET, INC.
                                STEVENS CREEK CADILLAC, INC.
                                TOWN AND COUNTRY FORD, INCORPORATED
                                TRANSCAR LEASING, INC.
                                VILLAGE IMPORTED CARS, INC.
                                WINDWARD, INC.

                                By:         /s/ Theodore M. Wright
                                    ------------------------------------------
                                       Theodore M. Wright
                                       Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                               Title                Date
         ---------                               -----                ----
    /s/ O. Bruton Smith        President and Director (principal      December 14, 2001
----------------------------   executive officer)
    O. Bruton Smith

    /s/ B. Scott Smith         Vice President and Director            December 14, 2001
----------------------------
    B. Scott Smith

    /s/ Theodore M. Wright     Vice President, Treasurer, and         December 14, 2001
----------------------------   Director
    Theodore M. Wright

                                       II-7

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                   FIRSTAMERICA AUTOMOTIVE, INC.

                                   By:        /s/ Theodore M. Wright
                                       ---------------------------------------
                                         Theodore M. Wright
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                                Title                   Date
        ---------                                -----                   ----
   /s/ O. Bruton Smith         Chairman, Chief Executive Officer         December 14, 2001
---------------------------    and Director (principal executive
   O. Bruton Smith             officer)


   /s/ B. Scott Smith          President and Director                    December 14, 2001
----------------------------
   B. Scott Smith

   /s/ Theodore M. Wright      Vice President, Treasurer, and            December 14, 2001
---------------------------    Director
   Theodore M. Wright

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                               FREEDOM FORD, INC.
                               SONIC AUTOMOTIVE - BONDESEN, INC.
                               SONIC AUTOMOTIVE - CLEARWATER, INC.
                               SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER,
                                  INC.
                               SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB, INC. SONIC AUTOMOTIVE - 1720 MASON AVE., DB, INC. SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB, INC. SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N., INC. SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH, INC. SONIC AUTOMOTIVE - 6008 N. DALE MABRY, FL, INC. SONIC - FM, INC.
                               SONIC - FM NISSAN, INC.
                               SONIC - FM VW, INC.
                               SONIC - FREELAND, INC.
                               SONIC - LLOYD NISSAN, INC.
                               SONIC - LLOYD PONTIAC - CADILLAC, INC.
                               SONIC - SHOTTENKIRK, INC.


                               By:          /s/ Theodore M. Wright
                                   --------------------------------------------
                                     Theodore M. Wright
                                     Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               Signature                        Title                           Date
               ---------                        -----                           ----
     /s/ O. Bruton Smith         Director                                       December 14, 2001
-----------------------------
     O. Bruton Smith

     /s/ B. Scott Smith          President and Director (principal              December 14, 2001
-----------------------------    executive officer)
     B. Scott Smith


     /s/ Theodore M. Wright      Vice President, Treasurer, and                 December 14, 2001
-----------------------------    Director
     Theodore M. Wright

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                               SONIC AUTOMOTIVE - 9103 E. INDEPENDENCE, NC, LLC SONIC DEVELOPMENT, LLC
                               SONIC - LAKE NORMAN CHRYSLER JEEP, LLC
                               SONIC - LAKE NORMAN DODGE, LLC
                               SONIC - WILLIAMS MOTORS, LLC
                               SRE HOLDING, LLC
                                     On behalf of itself and the following
                                     entities as sole member of
                                     SRE ALABAMA-2, LLC
                                     SRE ALABAMA-3, LLC
                                     SREALESTATE ARIZONA-1, LLC
                                     SREALESTATE ARIZONA-2, LLC
                                     SREALESTATE ARIZONA-3, LLC
                                     SREALESTATE ARIZONA-4, LLC
                                     SRE FLORIDA-1, LLC
                                     SRE FLORIDA-2, LLC
                                     SRE FLORIDA-3, LLC
                                     SRE NEVADA-1, LLC
                                     SRE NEVADA-2, LLC
                                     SRE NEVADA-3, LLC
                                     SRE SOUTH CAROLINA-2, LLC
                                     SRE TENNESSEE-1, LLC
                                     SRE TENNESSEE-2, LLC
                                     SRE TENNESSEE-3, LLC
                                     SRE VIRGINIA-1, LLC
                               By: Sonic Automotive, Inc., sole member

                               By:         /s/ Theodore M. Wright
                                   --------------------------------------
                                    Theodore M. Wright
                                    Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                               Title                        Date
       ---------                               -----                        ----
   /s/ O. Bruton Smith           President and Manager (principal           December 14, 2001
---------------------------      executive officer)
   O. Bruton Smith

   /s/ B. Scott Smith            Vice President and Manager                 December 14, 2001
---------------------------
   B. Scott Smith

   /s/ Theodore M. Wright        Vice President, Treasurer, and             December 14, 2001
---------------------------      Manager
   Theodore M. Wright

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                  SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC
                                  SONIC - FM AUTOMOTIVE, LLC
                                  By: Sonic Automotive, Inc., sole member

                                  By:   /s/ Theodore M. Wright
                                      ---------------------------------------
                                          Theodore M. Wright
                                          Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                     Title                               Date
         ---------                     -----                               ----
    /s/ O. Bruton Smith         Manager                                    December 14, 2001
----------------------------
    O. Bruton Smith

    /s/ B. Scott Smith          President and Manager  (principal          December 14, 2001
----------------------------    executive officer)
    B. Scott Smith


    /s/ Theodore M. Wright      Vice President, Treasurer, and             December 14, 2001
----------------------------    Manager
    Theodore M. Wright


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                SONIC AUTOMOTIVE OF GEORGIA, INC.
                                      On behalf of itself and the following
                                      entities as General Partner:
                                      SONIC - GLOBAL IMPORTS, L.P.
                                      SONIC PEACHTREE INDUSTRIAL BLVD., L.P.
                                            On behalf of itself and the
                                            following entities as a Member
                                            SONIC AUTOMOTIVE - 5260
                                              PEACHTREE INDUSTRIAL BLVD.,
                                              LLC
                                            SONIC AUTOMOTIVE - 5585
                                              PEACHTREE INDUSTRIAL BLVD.,
                                              LLC
                                      SRE GEORGIA-1, L.P.
                                      SRE GEORGIA-2, L.P.
                                      SRE GEORGIA-3, L.P.

                                By:          /s/ Theodore M. Wright
                                    -------------------------------------------
                                      Theodore M. Wright
                                      Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                              Title                      Date
    /s/ O. Bruton Smith           President (principal executive           December 14, 2001
----------------------------      officer)
    O. Bruton Smith

    /s/ B. Scott Smith            Vice President and Director
----------------------------
    B. Scott Smith

    /s/ Theodore M. Wright        Vice President, Treasurer, and           December 14, 2001
----------------------------      Director
    Theodore M. Wright

                                  Assistant Secretary, Assistant           December 14, 2001
---------------------------       Treasurer and Director
    Peggy McFarland


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                               SONIC OF TEXAS, INC.
                                     On behalf of itself and the following
                                     entities as General Partner:
                                     PHILPOTT MOTORS, LTD.
                                     SONIC AUTOMOTIVE OF TEXAS, L.P.
                                     SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P.
                                     SONIC AUTOMOTIVE - 4701 I-10 EAST, TX, L.P.
                                     SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P.
                                     SONIC - CAMP FORD, L.P.
                                     SONIC -CARROLLTON V, L.P.
                                     SONIC - FORT WORTH T, L.P.
                                     SONIC - HOUSTON V, L.P.
                                     SONIC - LUTE RILEY, L.P.
                                     SONIC - PARK PLACE A, L.P.
                                     SONIC - READING, L.P.
                                     SONIC - RICHARDSON F, L.P.
                                     SONIC - SAM WHITE NISSAN, L.P.
                                     SRE TEXAS-1, L.P.
                                     SRE TEXAS-2, L.P.
                                     SRE TEXAS-3, L.P.
                                     On behalf of the following entities as a
                                     Member:
                                     SONIC - LS, LLC
                                            On behalf of itself and the
                                            following entity as General
                                            Partner:
                                            SONIC - LS CHEVROLET, L.P.

                                By:       /s/ Theodore M. Wright
                                   -------------------------------------------
                                     Theodore M. Wright
                                     Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                                 Title              Date
         ---------                                 -----              ----
   /s/ O. Bruton Smith          President (principal executive        December 14, 2001
---------------------------     officer)
   O. Bruton Smith

   /s/ B. Scott Smith           Vice President and Director           December 14, 2001
---------------------------
   B. Scott Smith

   /s/ Theodore M. Wright       Vice President, Treasurer, and        December 14, 2001
---------------------------     Director
   Theodore M. Wright

                                Assistant Secretary, Assistant        December 14, 2001
--------------------------      Treasurer and Director
   Roger A. Elswick


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                SONIC - VOLVO LV, LLC
                                      On behalf of itself and the following
                                      entity as a Member
                                      SONIC AUTOMOTIVE SERVICING
                                        COMPANY, LLC

                                By:       /s/ Theodore M. Wright
                                   ------------------------------------------
                                     Theodore M. Wright
                                     Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                           Title                           Date
        ---------                           -----                           ----
   /s/ O. Bruton Smith          Chief Executive Officer (principal          December 14, 2001
---------------------------     executive officer)
   O. Bruton Smith


   /s/ B. Scott Smith           President and Manager                       December 14, 2001
---------------------------
   B. Scott Smith

   /s/ Theodore M. Wright       Vice President, Treasurer and               December 14, 2001
---------------------------     Manager
   Theodore M. Wright

   /s/ Jeffrey C. Rachor        Manager                                     December 14, 2001
---------------------------
   Jeffrey C. Rachor


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                 SONIC - INTEGRITY DODGE LV, LLC
                                 SONIC - LAS VEGAS C EAST, LLC
                                 SONIC - LAS VEGAS C WEST, LLC

                                 By:       /s/ Theodore M. Wright
                                     ------------------------------------------
                                        Theodore M. Wright
                                        Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                                 Title                    Date
         ---------                                 -----                    ----
                                 Chief Executive Officer (principal         December 14, 2001
    /s/ O. Bruton Smith          executive officer)
----------------------------
    O. Bruton Smith

    /s/ B. Scott Smith           President and Manager                      December 14, 2001
----------------------------
    B. Scott Smith

    /s/ Theodore M. Wright       Vice President, Treasurer and              December 14, 2001
----------------------------     Manager
    Theodore M. Wright

    /s/ Jeffrey C. Rachor        Manager                                    December 14, 2001
----------------------------
    Jeffrey C. Rachor


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                 SONIC AUTOMOTIVE OF TENNESSEE, INC.
                                       On behalf of itself and the following
                                       entities as Member:
                                       SONIC AUTOMOTIVE OF CHATTANOOGA,
                                         LLC
                                       SONIC AUTOMOTIVE OF NASHVILLE, LLC
                                       SONIC AUTOMOTIVE - 2490 SOUTH LEE
                                         HIGHWAY, LLC
                                       SONIC AUTOMOTIVE - 6025 INTERNATIONAL
                                         DRIVE, LLC
                                       SONIC - 2185 CHAPMAN ROAD,
                                         CHATTANOOGA, LLC
                                       SONIC - SUPERIOR OLDSMOBILE, LLC
                                       TOWN AND COUNTRY CHRYSLER-
                                         PLYMOUTH-JEEP, LLC
                                       TOWN AND COUNTRY DODGE OF
                                         CHATTANOOGA, LLC
                                       TOWN AND COUNTRY FORD OF
                                         CLEVELAND, LLC
                                       TOWN AND COUNTRY JAGUAR, LLC

                            By:           /s/ Theodore M. Wright
                                ---------------------------------------------
                                   Theodore M. Wright
                                   Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                                    Title                    Date
         ---------                                    -----                    ----
    /s/ B. Scott Smith              President, Chief Executive Officer         December 14, 2001
----------------------------        and Director (principal executive
    B. Scott Smith                  officer)

    /s/ Theodore M. Wright          Vice President, Treasurer and              December 14, 2001
----------------------------        Director
    Theodore M. Wright

    /s/ Jeffrey C. Rachor           Director                                   December 14, 2001
----------------------------
    Jeffrey C. Rachor


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                  SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC.


                                  By:         /s/ Theodore M. Wright
                                      ----------------------------------------
                                         Theodore M. Wright
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                                 Title                 Date
          ---------                                 -----                 ----
     /s/ B. Scott Smith           President and Director (principal       December 14, 2001
-----------------------------     executive officer)
     B. Scott Smith


     /s/ Theodore M. Wright       Vice President, Treasurer and           December 14, 2001
-----------------------------     Director
     Theodore M. Wright

     /s/ Jeffrey C. Rachor        Director                                December 14, 2001
-----------------------------
     Jeffrey C. Rachor


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                  FAA CAPITOL N, INC.
                                  FAA CONCORD T, INC.
                                  FAA POWAY T, INC.
                                  FAA SAN BRUNO, INC.
                                  FAA SERRAMONTE L, INC.

                                  By:           /s/ Theodore M. Wright
                                      ----------------------------------------
                                        Theodore M. Wright
                                        Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                            Title                         Date
         ---------                            -----                         ----
                                                                            December 14, 2001
     /s/ O. Bruton Smith          President and Director (principal
-----------------------------     executive officer)
     O. Bruton Smith


     /s/ B. Scott Smith           Vice President and Director               December 14, 2001
-----------------------------
     B. Scott Smith



     /s/ Theodore M. Wright       Vice President, Treasurer,                December 14, 2001
-----------------------------     and Director
     Theodore M. Wright

     /s/ Thomas A. Price          Vice President and Director               December 14, 2001
-----------------------------
     Thomas A. Price


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                  FAA LAS VEGAS H, INC.

                                  By:       /s/ Theodore M. Wright
                                      ---------------------------------------
                                        Theodore M. Wright
                                        Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           Signature                                  Title                  Date
           ---------                                  -----                  ----
     /s/ O. Bruton Smith           Chairman, Chief Executive Officer         December 14, 2001
-----------------------------      and Director (principal
     O. Bruton Smith               executive officer)


     /s/ Theodore M. Wright        Vice President, Treasurer, and            December 14, 2001
-----------------------------      Director
     Theodore M. Wright

                                   Assistant Secretary, Assistant            December 14, 2001
-----------------------------      Treasurer and Director
     David Plummer

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                                SONIC AUTOMOTIVE OF NEVADA, INC.
                                      On behalf of itself and the following
                                      entities as Member:
                                      SONIC AUTOMOTIVE OF CHATTANOOGA,
                                        LLC
                                      SONIC AUTOMOTIVE OF NASHVILLE, LLC
                                      SONIC AUTOMOTIVE - 2490 SOUTH LEE
                                        HIGHWAY, LLC
                                      SONIC AUTOMOTIVE - 6025 INTERNATIONAL
                                        DRIVE, LLC
                                      SONIC - 2185 CHAPMAN ROAD,
                                        CHATTANOOGA, LLC
                                      SONIC - SUPERIOR OLDSMOBILE, LLC
                                      TOWN AND COUNTRY CHRYSLER-
                                        PLYMOUTH-JEEP, LLC
                                      TOWN AND COUNTRY DODGE OF
                                        CHATTANOOGA, LLC
                                      TOWN AND COUNTRY FORD OF
                                        CLEVELAND, LLC
                                      TOWN AND COUNTRY JAGUAR, LLC

                               By:          /s/ Theodore M. Wright
                                ----------------------------------------------
                                     Theodore M. Wright
                                     Vice President and Treasurer

                                POWER OF ATTORNEY

            Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                           Title                              Date
        ---------                           -----                              ----
   /s/ O. Bruton Smith          Chief Executive Officer and                    December 14, 2001
---------------------------     Director (principal executive officer)
   O. Bruton Smith


   /s/ Theodore M. Wright       Vice President, Treasurer, and                 December 14, 2001
---------------------------     Director
   Theodore M. Wright

                                Assistant Secretary, Assistant                 December 14, 2001
---------------------------     Treasurer and Director
   David Plummer


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                           SONIC RESOURCES, INC.

                           By:         /s/ Theodore M. Wright
                               ---------------------------------------
                                    Theodore M. Wright
                                    Vice President and Treasurer


                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
         /s/ B. Scott Smith              President and Director (principal                      December 14, 2001
--------------------------------         executive officer)
         B. Scott Smith


         /s/ Theodore M. Wright          Vice President, Treasurer, and                         December 14, 2001
-------------------------------          Director
         Theodore M. Wright


                                         Assistant Secretary, Assistant                         December 14, 2001
-------------------------------          Treasurer and Director
         David Plummer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on December 14, 2001.

                           SONIC AUTOMOTIVE F&I, LLC
                           SONIC AUTOMOTIVE WEST, LLC


                           By:               /s/ Theodore M. Wright
                               ----------------------------------------
                                    Theodore M. Wright
                                    Vice President and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
         /s/ O. Bruton Smith             Chief Executive Officer (principal                     December 14, 2001
-------------------------------          executive officer)
         O. Bruton Smith

         /s/ Theodore M. Wright          Vice President, Treasurer, and                         December 14, 2001
-------------------------------          Manager
         Theodore M. Wright

         /s/ Gail M. Syfert              Assistant Secretary, Assistant                         December 14, 2001
-------------------------------          Treasurer and Manager
         Gail M. Syfert

                                         Assistant Secretary, Assistant                         December 14, 2001
-------------------------------          Treasurer and Manager
         David Plummer

                                  EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------

4.1 Specimen Certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Reg. No. 333-33295) (the "Form S-1")).

4.2 Form of 11% Senior Subordinated Note due 2008, Series B (incorporated by reference to Exhibit 4.3 to Sonic's Registration Statement on Form S-4 (Reg. No. 333-64397 and 333-64397-001 through 333-64397-044) (the "Form S-4")).

4.3 Indenture dated as of July 1, 1998 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank Trust National Association, as trustee (the "Trustee"), relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.2 to the Form S-4).

4.4 First Supplemental Indenture dated as of December 31, 1999 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.2a to the 1999 Form 10-K).

4.5 Second Supplemental Indenture dated as of September 15, 2000 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.4 to Sonic's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (the "September 30, 2000 Form 10-Q")).

4.6 Third Supplemental Indenture dated as of March 31, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.6 to Sonic's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.7 Fourth Supplemental Indenture dated as of November 19, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors and additional guarantors, and the Trustee, relating to the 11% Senior Subordinated Notes due 2008.

4.8 Registration Rights Agreement dated as of June 30, 1997 among Sonic, O. Bruton Smith, Bryan Scott Smith, William S. Egan and Sonic Financial Corporation (incorporated by reference to
                  Exhibit 4.2 to the Form S-1).

4.9               Form of 11% Senior Subordinated Note due 2008, Series D.

4.10 Indenture dated as of November 19, 2001 among Sonic, as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank Trust National Association, as trustee (the "Trustee"), relating to the 11% Senior Subordinated Notes due 2008.

4.11 Registration Rights Agreement dated as of November 19, 2001 among Sonic, the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Banc of America LLC.

4.12 Purchase Agreement dated as of November 8, 2001 between Sonic Automotive, Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Banc of America Securities LLC.

4.13              Subordination Agreement dated as of November 19, 2001 between
                  O. Bruton Smith and U.S. Bank Trust National Association.

5.1** Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered.

23.1              Consent of Deloitte & Touche LLP.)

23.2              Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page hereto).

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association.

99.1              Form of Letter of Transmittal.

99.2              Notice of Guaranteed Delivery.

** To be filed by amendment